PROSPECTUS SUPPLEMENT
(to Prospectus dated July 9, 2025)

1,930,837 Common Shares

NXG NextGen Infrastructure Income Fund

Issuable Upon Exercise of Transferrable Rights to Subscribe for Common Shares

NXG NextGen Infrastructure Income Fund (the “Fund”) is a non-diversified, closed-end management investment company.

The Fund is issuing transferable rights (“Rights”) to its common shareholders of record (“Record Date Shareholders”) as of 5:00 p.m., Eastern time, on April 6, 2026 (the “Record Date”), entitling the holders of Rights to subscribe for up to an aggregate of 1,930,837 of the Fund’s common shares of beneficial interest, par value $0.001 per share (“Common Shares”) (the “Offer”). Record Date Shareholders will receive one Right for each outstanding Common Share held on the Record Date. The Rights entitle their holders to purchase one new Common Share for every three Rights held (1-for-3). Any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date may subscribe, at the Subscription Price, for one full Common Share in the Offer. In addition, Record Date Shareholders who fully exercise their Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised Rights. This over-subscription privilege is subject to a number of limitations and subject to allotment.

The subscription price per Common Share to be issued in the Offer (the “Subscription Price”) will be determined based upon a formula equal to 95% of the average of the last reported sale price of a Common Share on the New York Stock Exchange (the “NYSE”) on the date on which the Offer expires, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 92% of the net asset value (“NAV”) per Common Share at the close of trading on the NYSE on the Expiration Date (as defined below), then the Subscription Price will be 92% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date. The Fund will pay a sales load on the Subscription Price. The Offer will expire at 5:00 p.m., Eastern time, on April 30, 2026, unless extended as described in this Prospectus Supplement (the “Expiration Date”).

Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $52.49 per Common Share and, except in limited circumstances, will not be able to rescind their subscription.

Exercising your Rights and investing in the Fund’s Common Shares involves a high degree of risk. See “Risks” on page 11 of the accompanying Prospectus.

The Offer will dilute the ownership interest and voting power of the Common Shares owned by Common Shareholders who do not fully exercise their Rights. Common Shareholders who do not fully exercise their Rights should expect, upon completion of the Offer, to own a smaller proportional interest in the Fund than before the Offer. Further, if the net proceeds per Common Share from the Offer are at a discount to the Fund’s NAV per Common Share, this Offer will reduce the Fund’s NAV per Common Share.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

(continued on following page)

	Per Share	Total(1)
Estimated Subscription Price(2)	$52.49	$101,355,831
Estimated Sales Load(2)(3)	$1.84	$3,734,162
Proceeds, before expenses, to the Fund(4)	$50.66	$97,621,668

(notes on following page)

The Common Shares are expected to be delivered on or about May 27, 2026, unless the Offer is extended.

UBS Investment Bank

This Prospectus Supplement is dated April 6, 2026.

ii

(notes from previous page)

(1)	Assumes that all Rights are exercised at the estimated Subscription Price. All of the Rights may not be exercised.

(2)	Estimated on the basis of 95% of the average of the last reported sales price per Common Share at the close of trading on the NYSE on April 1, 2026 and each of the four (4) preceding trading days. See “Terms of the Offer—Subscription Price.”

(3)	In connection with the Offer, UBS Securities LLC will act as dealer manager for the Offer (the “Dealer Manager”). The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and soliciting services equal to 3.50% of the, Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights (including the over-subscription privilege). Based on the Estimated Subscription Price, this Dealer Manager fee would amount to $1.84 per Common Share and a total sales load of $3,734,162, assuming all Rights are exercised. The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of the Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights.

(4)	Offering expenses borne by the Fund (including the reimbursement described below) are estimated to be approximately $517,950 in the aggregate, or $0.07 per Common Share (assuming the Rights are fully exercised). The Fund has agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its expenses incurred in connection with the Offer. Offering expenses will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights.

(continued from previous page)

The Fund has declared a regular April monthly distribution to Common Shareholders in an amount of $0.54 per share payable on April 30, 2026, with a record date of April 16, 2026, which will not be payable with respect to Common Shares that are issued pursuant to the Offer after April 16, 2026. The Fund has also declared a regular May monthly distribution to Common Shareholders in an amount of $0.54 per share payable on May 29, 2026, with a record date of May 15, 2026.

NAV dilution resulting from the Offer is not currently determinable because it is not known how many Common Shares will be subscribed for, what the NAV or market price of the Common Shares will be on the Expiration Date or what the Subscription Price will be. Any such dilution will disproportionately affect non-exercising Common Shareholders. If the Subscription Price is substantially less than the then current NAV, this dilution could be substantial. However, assuming all of the Common Shares are sold at the estimated Subscription Price (which includes a sales load) and after deducting all expenses related to the issuance of the Common Shares, the Fund’s current NAV per Common Share would be reduced by approximately $1.90, or 3.43%. The distribution to Common Shareholders of transferable Rights, which themselves have intrinsic value, will afford non-participating Record Date Shareholders the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be. See “Risks Relating to the Offer” in this Prospectus Supplement. Except as described herein, Rights holders will have no right to rescind their subscriptions after receipt of their payment for Common Shares by the Subscription Agent for the Offer.

Investment Objective. The Fund is a non-diversified, closed-end management investment company. The Fund’s investment objective is to seek high total return with an emphasis on current income. There can be no assurance that the Fund will achieve its investment objective.

Investment Strategy. The Fund pursues its investment objective by investing, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in a portfolio of equity and debt securities of infrastructure companies, including energy infrastructure companies, industrial infrastructure companies, sustainable infrastructure companies and technology and communication infrastructure companies.

The infrastructure investment landscape is rapidly evolving due to technological advancement. While some energy and industrial infrastructure companies (sometimes referred to as “traditional” infrastructure companies) are now in their maturity phase, many traditional infrastructure companies have become leaders in implementing technological innovations. The Fund’s next generation focus within the infrastructure investment landscape consists of these innovative infrastructure companies along with sustainable infrastructure companies and technology and communication infrastructure companies. Similar to traditional infrastructure assets, which provide the underlying foundation of basic services, facilities and institutions and are often said to form the “backbone” of the economy, technology and communication infrastructure assets provide the underlying foundation of the data that drives the modern knowledge economy.

iii

The Fund considers an infrastructure company to be any company that has at least 50% of its assets, income, revenue, sales or profits committed to or derived from the ownership, operation, management, construction, development, servicing or financing of infrastructure assets. Infrastructure assets include energy and industrial infrastructure assets, sustainable infrastructure assets and technology and communication infrastructure assets. Energy and industrial infrastructure assets are physical structures, networks and systems of transportation, energy, water and sewage, security and communications. Examples of energy and industrial infrastructure assets include toll roads, bridges, and tunnels; airports, seaports, railroads, electricity transmission, and distribution lines; facilities used in gathering, treating, processing, fractionation, transportation and storage of hydrocarbon products; water and sewage treatment facilities and distribution pipelines; communication towers, cables, and satellites; and security systems related to the foregoing assets. Sustainable infrastructure assets include renewable energy infrastructure assets such as power generation from renewable and other clean energy sources, including utility scale and distributed solar power, wind, hydroelectric and geothermal power, renewable energy storage and electric vehicle charging networks, as well as waste collection and recycling, water purification and desalinization. Technology and communication infrastructure assets consist of assets, systems and technologies that collect, enable, analyze, optimize, automate, transmit and secure the data that allows businesses and other organizations to operate. Examples of technology and communications infrastructure assets include: data centers, cloud, hosting, and database systems, transactional and financial backend systems, customer relationship management systems, smart city technologies, network security and cybersecurity, automation systems, human resource and workforce management and industry specific infrastructure software. Examples of companies engaged in the servicing of infrastructure assets, include engineering and construction firms, oilfield and grid services providers, and specialized contractors that support the development, operation, and maintenance of energy, industrial, sustainable, and technology infrastructure assets. Examples of companies engaged in the financing of infrastructure assets include commercial banks, publicly listed leasing and specialty finance companies, structured credit firms, and infrastructure-focused REITs that provide debt or capital solutions directly to infrastructure projects or operating companies.

The Fund invests no more than 25% of its Managed Assets in securities of energy master limited partnerships (“MLPs”) that are “qualified publicly traded partnerships” under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal.

Listing and Symbol. The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXG.” As of April 1, 2026, the net asset value per share of the Fund’s Common Shares was $55.58 and the last reported sale price for the Fund’s Common Shares on the NYSE was $54.43, representing a discount to net asset value of 2.07%. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “NXG RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date.

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

iv

TABLE OF CONTENTS

Page
Prospectus Supplement
About this Prospectus Supplement	vi
Where You Can Find More Information	vii
Incorporation by Reference	viii
Prospectus Supplement Summary	S-1
Summary of Fund Expenses	S-8
Capitalization	S-10
Use of Proceeds	S-11
Terms of the Offer	S-11
Risks Relating to the Offer	S-24
Plan of Distribution	S-25
Recent Developments	S-28
Legal Matters	S-28
Independent Registered Public Accounting Firm	S-28
Prospectus
Prospectus Summary	1
Summary of Fund Expenses	7
Financial Highlights	8
Senior Securities	10
The Fund	11
Use of Proceeds	11
Market and Net Asset Value Information	11
Investment Objective and Policies	11
The Fund’s Investments	11
Use of Leverage	11
Risks	11
Management of the Fund	13
Net Asset Value	13
Distributions	13
Dividend Reinvestment Plan	14
Description of Shares	14
Anti-Takeover Provisions in the Declaration of Trust	18
Certain Provisions of Delaware Law, the Declaration of Trust and Bylaws	19
Closed-End Fund Structure	22
Repurchase of Common Shares	23
U.S. Federal Income Tax Considerations	24
Plan of Distribution	25
Other Service Providers	28
Legal Matters	28
Independent Registered Public Accounting Firm	28
Privacy Policy	28
Table of Contents of the Statement of Additional Information	S-1
v

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of the Offer. The second part is the accompanying Prospectus, which contains more general information about the securities that the Fund may offer from time to time, some of which may not apply to this Offer. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, you should rely on this Prospectus Supplement. You should carefully read this Prospectus Supplement and the accompanying Prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus Supplement and the accompanying Prospectus and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Fund believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Fund’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus Supplement, the accompanying Prospectus and the Fund’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Fund’s expectations. The Fund urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Fund’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus Supplement. The Fund does not intend, and undertakes no obligation, to update any forward looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

vi

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act (File Nos. 333-287058 and 811-22499). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein or in the accompanying Prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement and the accompanying Prospectus are delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. You may request such information by calling (855) 862-6092 or by writing to NXG Investment Management at One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of this Prospectus Supplement, the accompanying Prospectus, the SAI and any incorporated information will also be available from the Fund’s website at www.nxgim.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus and should not be considered to be part of this Prospectus Supplement or the accompanying Prospectus.

vii

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus and the accompanying Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated July 9, 2025, filed with the accompanying Prospectus (the “SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended November 30, 2025, filed with the SEC on February 9, 2026 (the “Annual Report”);

●	the Fund’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on April 23, 2025 (the “Proxy Statement”); and

●	the Fund’s description of Common Shares contained in its Registration Statement on Form 8-A (File No. 001-35659) filed with the SEC on September 21, 2012.

To obtain copies of these filings, see “Where You Can Find More Information.”

viii

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated July 9, 2025 (the “SAI”), especially the information set forth under the headings “Investment Objective and Policies” and “Risks.”

The Fund	NXG NextGen Infrastructure Income Fund is a non-diversified, closed-end management investment company registered under the 1940 Act that commenced investment operations on September 25, 2012. The Fund’s Investment Adviser is Cushing® Asset Management, LP d/b/a NXG Investment Management.

Purpose of the Offer

The Board of Trustees of the Fund (the “Board”), based on the recommendations of and presentations by the Investment Adviser, and others, has determined that it is in the best interests of the Fund and its Common Shareholders to conduct the Offer (as defined below) and thereby generate net proceeds from the offering to purchase portfolio securities in accordance with the Fund’s investment objective and policies. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Investment Adviser’s belief that the Offer would better enable the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek high total return with an emphasis on current income.

The Offer seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price (subject to the sales load described in this Prospectus Supplement). The Board considered that the distribution to Common Shareholders of transferable Rights (as defined below), which may themselves have intrinsic value, also will afford non-participating Record Date Shareholders (as defined below) the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

In making its determination that the Offer is in the best interests of the Fund and its Common Shareholders, the Board also considered various additional factors, including: (i) the size, pricing and structure of the Offer, including the transferability of the Rights and the ability of the Dealer Manager to purchase and exercise Rights; (ii) that the Offer, if it is well-subscribed, could increase the liquidity of the Common Shares on the New York Stock Exchange (“NYSE”), where the Common Shares are traded; (iii) the opportunity the Offer represents for current Common Shareholders to buy Common Shares at a discount to net asset value (“NAV”) or market price, or, in some cases, both; (iv) the costs of the Offer, including fees paid to the Dealer Manager, and dilution of Common Shareholders’ interests through the Offer; (v) the possible negative effect of the Offer on the market price of Common Shares; and (vi) that the Offer will increase the Fund’s asset base and thus allow it to spread fixed expenses over a larger base of assets and that continued growth in the Fund’s asset base may lead to reductions in the Fund’s expense ratio. The Board noted that the Investment Adviser has an inherent conflict of interest in recommending the Offer because its fees are based on a percentage of the Fund’s Managed Assets (as defined in the Prospectus) and the greater the Managed Assets of the Fund, the greater the compensation paid to the Investment Adviser.

S-1

There can be no assurance that the Offer (or the investment of the proceeds of the Offer) will be successful. The completion of the Offer may result in an immediate dilution of the NAV per Common Share for all existing Common Shareholders, including those who fully exercise their Rights. For a discussion of the potential impact of the Offer on current Common Shareholders, such as dilution, see “Risks Relating to the Offer” in this Prospectus Supplement.

Important Terms of the Offer

The Fund is issuing transferable rights (“Rights”) to its Common Shareholders of record (“Record Date Shareholders”) as of 5:00 p.m., Eastern Time, on April 6, 2026 (the “Record Date”), entitling the holders of those Rights to subscribe for up to an aggregate of 1,930,837 of the Fund’s Common Shares (the “Shares”) (the “Offer”). Record Date Shareholders will receive one Right for each outstanding whole Common Share held on the Record Date. The Rights entitle their holders to purchase one Common Share for every three Rights held (1-for-3). Fractional Common Shares will not be issued upon the exercise of Rights; accordingly, Rights may be exercised only in integer multiples of three, except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date may subscribe, at the Subscription Price (defined below), for one full Common Share. Assuming the exercise of all Rights, the Offer will result in an approximately 33 1/3% increase in the Fund’s Common Shares outstanding. The Offer is not contingent upon any number of Rights being exercised. The subscription period commences on April 6, 2026 and ends at 5:00 p.m., Eastern Time, on April 30, 2026, unless otherwise extended (the “Expiration Date”). See “Terms of the Offer—Important Terms of the Offer.”

The Fund has declared a regular April monthly distribution to Common Shareholders in an amount of $0.54 per share payable on April 30, 2026, with a record date of April 16, 2026, which will not be payable with respect to Common Shares that are issued pursuant to the Offer after April 16, 2026. The Fund has also declared a regular May monthly distribution to Common Shareholders in an amount of $0.54 per share payable on May 29, 2026, with a record date of May 15, 2026.

The Fund will bear the expenses of the Offer and all such expenses will be borne indirectly by the Fund’s Common Shareholders, including those who do not exercise their Rights. These expenses include, but are not limited to, the Dealer Manager fee and reimbursement of Dealer Manager expenses, the expenses of preparing, printing and mailing the Prospectus Supplement and accompanying Prospectus and Rights subscription materials for the Offer, SEC registration fees and the fees assessed by service providers (including the costs of the Fund’s counsel and the Fund’s independent registered public accounting firm) in connection with the Offer.

Important Dates to Remember

Record Date: April 6, 2026

Subscription Period: April 6, 2026 – April 30, 2026*

Final Date Rights Will Trade: April 29, 2026*

Expiration Date and Pricing Date: April 30, 2026*

Subscription Certificate and Payment for Shares Due+: April 30, 2026*

S-2

Notice of Guaranteed Delivery and Payment for Shares Due+: April 30, 2026*

Subscription Certificates Pursuant to Guarantees of Delivery Due+: May 1, 2026*

Confirmation Mailed to Participants: May 12, 2026*

Final Payment for Shares Due: May 27, 2026†*

Issuance Date: May 27, 2026*

*    Unless the Offer is extended.

+    A holder exercising Rights must deliver by 5:00 p.m. Eastern Time on April 30, 2026 (unless the Offer is extended) either (a) a Subscription Certificate and payment for the Common Shares subscribed for or (b) a notice of guaranteed delivery and payment for the Common Shares subscribed for.

†    Any additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price). See “Terms of the Offer––Payment for Common Shares.”

Subscription Price	The subscription price for the Common Shares (the “Subscription Price”) will be determined based on a formula equal to 95% of the average of the last reported sale price of a Common Share on the NYSE on the date on which the Offer expires, as such date may be extended from time to time, and the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 92% of the NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 92% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date. Because the Expiration Date of the subscription period will be April 30, 2026 (unless the subscription period is extended), Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $52.49 per Common Share and, except in limited circumstances, will not be able to rescind their subscription. See “Terms of the Offer—Subscription Price.”

Oversubscription Privilege	Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining Common Shares are available following the primary subscription, all Record Date Shareholders’ over-subscription requests will be honored in full. Investors who are not Record Date Shareholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any Common Shares pursuant to the over-subscription privilege. If sufficient Common Shares are not available to honor all over-subscription requests, unsubscribed Common Shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Common Shares they owned on the Record Date. See “Terms of the Offer—Over-Subscription Privilege.”

S-3

Sale and Transferability of Rights

The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “NXG RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent (as defined in this Prospectus Supplement).

Record Date Shareholders who do not wish to exercise any of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on the NYSE through the last business day prior to the Expiration Date, Subscription certificates representing the Rights to be sold through the Subscription Agent must be received by the Subscription Agent by 5:00 p.m., Eastern time, on April 23, 2026 (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the fifth business day prior to the extended Expiration Date). Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market.

Alternatively, the Rights evidenced by a subscription certificate may be transferred until the Expiration Date in whole or in part by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. See “Terms of the Offer—Sale and Transferability of Rights.”

Method for Exercising Rights

Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders (except as described below under “Terms of the Offer—Requirements for Foreign Shareholders”) or, if their Common Shares are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full of the estimated Subscription Price for the Common Shares subscribed for. Completed subscription certificates and payments must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date at the offices of the Subscription Agent. Rights also may be exercised by contacting your broker, banker, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of payment and of a properly completed and executed subscription certificate. A fee may be charged for this service by your broker, bank, trust company or other intermediary. In addition, your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m., Eastern time, on the Expiration Date. See “Terms of the Offer—Method for Exercising Rights” and “Terms of the Offer—Payment for Common Shares.”

Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt by the Subscription Agent of the completed subscription certificate together with payment for the Common Shares subscribed for, except as described under “Terms of the Offer.”

S-4

Requirements for Foreign Shareholders	Subscription certificates will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (“Foreign Shareholders”). The Subscription Agent will send a letter via regular mail to Foreign Shareholders to notify them of the Offer. The Rights of Foreign Shareholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 p.m., Eastern time, on April 23, 2026, five business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights of Foreign Shareholders. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to these Foreign Shareholders.

U.S. Federal Income Tax Considerations	We urge you to consult your own tax adviser with respect to the particular tax considerations with respect to the Offer. See “Terms of the Offer—U.S. Federal Income Tax Considerations” for more information on the tax considerations with respect to the Offer.

Distribution Arrangements

UBS Securities LLC (the “Dealer Manager”) will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Investment Adviser, the Dealer Manager will provide financial structuring services in connection with the Offer and will solicit the exercise of Rights and participation in the over-subscription privilege. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and soliciting services equal to 3.50% of the Subscription Price per share for each Common Share issued pursuant to the exercise of Rights, including the over-subscription privilege. The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Offer, including reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. The fees paid to the Dealer Manager and other expenses of the Offer will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights. The Dealer Manager will reallow a portion of its fees to other broker-dealers who have assisted in soliciting the exercise of Rights. The Fund and the Investment Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale Common Shares it has acquired through purchasing and exercising the Rights, at prices it sets. Although the Dealer Manager may realize gains and losses in connection with purchases and sales of Common Shares, such offering of Common Shares is intended by the Dealer Manager to facilitate the Offer, and any such gains or losses are not expected to be material to the Dealer Manager. The Dealer Manager’s fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of Common Shares. See “Terms of the Offer—Distribution Arrangements.”

S-5

Investment Adviser	The Fund’s investments are managed by its Investment Adviser, Cushing® Asset Management, LP d/b/a NXG Investment Management, whose principal business address is One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206. The Investment Adviser is a wholly-owned investment advisory subsidiary of Swank Capital. The Investment Adviser was founded in 2003 and serves as investment adviser to registered and unregistered funds. As of December 31, 2026, the Investment Adviser managed approximately $1.6 billion in assets.

Benefits to the Investment Adviser	The Investment Adviser will benefit from the Offer, in part, because the investment management fee paid by the Fund to the Investment Adviser is based on “Managed Assets” of the Fund. It is not possible to state precisely the amount of additional compensation the Investment Adviser will receive as a result of the Offer because it is not known how many Common Shares will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Fund’s average NAV during the twelve-month period immediately following the completion of the Offer is $55.58 per Common Share (the NAV per Common Share on April 1, 2026) (iii) the Subscription Price is $52.49 per Common Share, and (iv) for purposes of this example, the Fund increases the amount of leverage it has outstanding while maintaining approximately the same percentage of total assets attributable to leverage, and after giving effect to the Dealer Manager fee and other estimated offering expenses, the Investment Adviser would receive additional investment management fees of approximately $1,420,658 for the twelve-month period immediately following the completion of the Offer, and would continue to receive additional investment management fees, as a result of the Offer, based on the Fund’s Managed Assets attributable to the Common Shares issued in the Offer and related additional leverage, thereafter.

Listing and Symbol	The Fund’s currently outstanding Common Shares are, and it is expected that the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE under the symbol “NXG.” As of April 1, 2026, NAV of the Fund’s Common Shares was $55.58 and the last reported sale price for the Fund’s Common Shares on the NYSE was $54.43, representing a discount to NAV of 2.07%. The Subscription Rights for Common Shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “NXG RT” during the course of the offer. Trading in the Rights on the NYSE may be conducted until the close of business on April 29, 2026, the last business day prior to the Expiration Date.

Risks	See “Risks Relating to the Offer” beginning on page S-24 of this Prospectus Supplement and “Risks” beginning on page 11 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.

S-6

Use of Proceeds

The Fund estimates the net proceeds of the Offer to be approximately $97,103,718. This figure is based on the Subscription Price per Common Share of $52.49 and assumes all new Common Shares offered are sold and that the estimated Dealer Manager fee of $3,734,162 and the other expenses related to the Offer, estimated at approximately $517,950 are paid.

The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Securities primarily for these purposes.

S-7

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of November 30, 2025 (except as noted below) after giving effect to the Offer, assuming that the Offer is fully subscribed resulting in the receipt of net proceeds from the Offer of approximately $97,103,718. If the Fund issues fewer Common Shares in the Offer and the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses
Sales load (as a percentage of offering price)	3.50%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	0.19%(2)
Dividend Reinvestment Plan fees (per transaction sales fee)	$15.00(3)

Annual Expenses	Percentage of Net Assets Attributable to Common Shares(4)
Management fees(5)	1.83%
Interest expense(6)	2.83%
Other expenses(7)	0.22%
Total annual expenses (before fee waiver)(8)	4.88%
Fee waiver(8)	(0.37)%
Total annual expenses (after fee waiver)(8)	4.51%

(1)	The Dealer Manager will receive a fee for its financial structuring and soliciting services equal to 3.50% of the Subscription Price per share for each Common Share issued pursuant to the exercise of Rights, including the over-subscription privilege. The Dealer Manager will reallow to broker-dealers in the selling group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price per share for each Common Share issued pursuant to the Offer as a result of their selling efforts. In addition, the Dealer Manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of Rights solicitation fees equal to 0.50% of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by each broker-dealer through The Depository Trust Company (“DTC”) on the Record Date.

(2)	The fees and expenses of the Offer will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights, and will result in a reduction of the Fund’s NAV. Offering expenses borne by the Fund (including the reimbursements described below) are estimated to be approximately $517,950 in the aggregate, or $0.07 per Common Share (assuming the Rights are fully exercised). The Fund has agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its expenses incurred in connection with the Offer. Offering expenses will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights.

(3)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. In addition, participants who request a sale of shares through the Plan Agent are subject to a $15.00 per transaction sales fee and pay a brokerage commission of $0.12 per share sold. The Fund’s transfer agent serves as Plan Agent. Fees paid by the Fund to the transfer agent are included in “Other expenses” below, which are ultimately borne by common shareholders. For additional information, see “Distribution Reinvestment Plan” in the accompanying Prospectus.

(4)	Based on net assets attributable to Common Shares during the fiscal year ended November 30, 2025 and after giving effect to the Offer, assuming that the Offer is fully subscribed resulting in the receipt of net proceeds from the Offer of approximately $97,103,718.

(5)	The Fund pays the Investment Adviser an annual fee, payable monthly, in an amount equal to 1.25% of the Fund’s average weekly Managed Assets. The fee shown above is based upon outstanding leverage of 31.51% of the Fund’s Managed Assets (or 46.09% of the Fund’s net assets attributable to Common Shares). If leverage of more than 31.51% of the Fund’s Managed Assets (or 46.09% of the Fund’s net assets attributable to Common Shares) is used, the management fees, as a percentage of net assets attributable to Common Shares would be higher than as shown above.
S-8

(6)	Based upon the Fund’s outstanding borrowings as of November 30, 2025 of $131.810 million and the interest rate as of November 30, 2025, of 4.70%.

(7)	“Other expenses” are estimated based upon those incurred during the fiscal period ended November 30, 2025. Other expenses do not include expense related to realized or unrealized investment gains or losses.

(8)	The Investment Adviser has contractually agreed to waive a portion of the management fee in the amount equal to 0.25% of the Fund’s Managed Assets through July 9, 2026. Prior to the termination date, the waiver agreement may be modified, waived or terminated only with the consent of the Board of Trustees.

Example

As required by relevant SEC regulations, the following Example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 4.51% of net assets attributable to Common Shares in year 1 and 4.88% of net assets attributable to Common Shares thereafter, (2) the sales load of 3.5% and estimated offering expenses of $517,950, and (3) a 5% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$82	$176	$271	$510

*	The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at NAV.

S-9

CAPITALIZATION

The following table sets forth the Fund’s capitalization at November 30, 2025:

(i)	on a historical basis;

(ii)	on an as adjusted basis to reflect (i) the issuance of an aggregate of 1,291 Common Shares after November 30, 2025, but prior to the date of this Prospectus Supplement pursuant to the Fund’s Automatic Dividend Reinvestment Plan and (ii) the issuance of 130,715 Common Shares after November 30, 2025, but prior to the date of this Prospectus Supplement, in an “at-the-market” offering pursuant to a distribution agreement between the Fund and Foreside Fund Services, LLC, and the application of the net proceeds from such issuances of Common Shares less the commission paid and offering expenses payable by the Fund in connection with the issuance and sale of Common Shares; and

(iii)	on an as further adjusted basis to reflect the assumed sale of 1,930,837 of Common Shares pursuant to the exercise of Rights at a price of $52.49 per Common Share in an offering under this Prospectus Supplement and the accompanying Prospectus less the Dealer Manager fee of $3,734,162 and estimated offering expenses payable by the Fund of $517,950.

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Short-Term Debt:
Borrowings	$131,810,000	$148,416,215	$193,439,444
Common Shareholder’s Equity:
Common Shares of beneficial interest, par value $0.001 per share; unlimited shares authorized, 5,660,506 shares issued and outstanding (actual), 5,792,512 shares issued and outstanding (as adjusted) and 7,723,349 shares issued and outstanding (as further adjusted)	5,660	5,793	7,723
Additional paid-in capital	231,488,469	267,515,888	365,192,846
Accumulated net gains	54,470,575	54,470,575	54,470,575
Net assets	$285,964,705	$321,992,256	$419,671,144
S-10

USE OF PROCEEDS

The Fund estimates the net proceeds of the Offer to be approximately $97,103,718. This figure is based on the Subscription Price per Common Share of $52.49 and assumes the sale of 1,930,837 of Common Shares pursuant to the exercise of Rights and that the estimated Dealer Manager fee of $3,734,162 and the other expenses related to the Offer, estimated at approximately $517,950 are paid.

The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Securities primarily for these purposes.

TERMS OF THE OFFER

Purpose of the Offer

The Board, based on the recommendations of and presentations by the Investment Adviser, and others, has determined that it is in the best interests of the Fund and its Common Shareholders to conduct the Offer and thereby to increase the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Investment Adviser’s belief that the Offer would enable the Fund to seek to take advantage of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek high total return with an emphasis on current income.

The Offer seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price (subject to the sales load described in this Prospectus Supplement). The Board considered that the distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Common Shareholders of record on the Record Date, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

In making its determination that the Offer is in the best interests of the Fund and its Common Shareholders, the Board also considered various additional factors, including: (i) the size, pricing and structure of the Offer, including the transferability of the Rights and the ability of the Dealer Manager to purchase and exercise Rights; (ii) that the Offer, if it is well-subscribed, could increase the liquidity of the Common Shares on the NYSE, where the Common Shares are traded; (iii) the opportunity the Offer represents for current Common Shareholders to buy Common Shares at a discount to NAV or market price, or, in many cases, both; (iv) the costs of the Offer, including dilution of Common Shareholders’ interests through the Offer and fees paid to the Dealer Manager; (v) the possible negative effect of the Offer on the market price of Common Shares; and (vi) that the Offer will increase the Fund’s asset base and thus allow it to spread fixed expenses over a larger base of assets and that continued growth in the Fund’s asset base may lead to reductions in the Fund’s expense ratio. The Board noted that the Investment Adviser has an inherent conflict of interest in recommending the Offer because its fees are based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Investment Adviser).

There can be no assurance that the Offer (or the investment of the proceeds of the Offer) will be successful. The completion of the Offer may result in an immediate dilution of the NAV per Common Share for all existing Common Shareholders, including those who fully exercise their Rights (as defined below). For a discussion of the potential impact of the Offer on current Common Shareholders, such as dilution, see “Risks Relating to the Offer” in this Prospectus Supplement.

S-11

Important Terms of the Offer

The Fund is issuing transferable rights (“Rights”) to its Common Shareholders of record (“Record Date Shareholders”) as of 5:00 p.m., Eastern time, on April 6, 2026 (the “Record Date”), entitling the holders of those Rights to subscribe for up to an aggregate of 1,930,837 of the Fund’s Common Shares (the “Shares”) (the “Offer”). Record Date Shareholders will receive one Right for each outstanding whole Common Share of the Fund held on the Record Date. The Rights entitle their holders to purchase one Common Share for every three Rights held (1-for-3). Fractional Common Shares will not be issued upon the exercise of Rights; accordingly, Rights may be exercised only in integer multiples of three, except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date may subscribe, at the Subscription Price (as defined on the next page), for one full Common Share. Assuming the exercise of all Rights, the Offer will result in an approximately 33 1/3% increase in the Fund’s Common Shares outstanding.

Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. Investors who are not Record Date Shareholders, but who otherwise acquire Rights to purchase Shares pursuant to the Offer, are not entitled to subscribe for any Shares pursuant to the over-subscription privilege. See “—Over-Subscription Privilege” below. The distribution to Record Date Shareholders of transferable Rights may afford non-participating Record Date Shareholders the opportunity to sell their Rights for some cash value, receipt of which may be viewed as partial compensation for any economic dilution of their interests resulting from the Offer.

The subscription period commences on April 6, 2026, and ends at 5:00 p.m., Eastern time, on April 30, 2026 unless otherwise extended (the “Expiration Date”).

The Fund has declared a regular April monthly distribution to Common Shareholders in an amount of $0.54 per share payable on April 30, 2026, with a record date of April 16, 2026, which will not be payable with respect to Common Shares that are issued pursuant to the Offer after April 16, 2026. The Fund has also declared a regular May monthly distribution to Common Shareholders in an amount of $0.54 per share payable on May 29, 2026, with a record date of May 15, 2026.

For purposes of determining the maximum number of Common Shares a Rights holder may acquire pursuant to the Offer, broker-dealers, trust companies, banks or others whose Common Shares are held of record by Cede & Co., the nominee for the DTC, or by any other depository or nominee, will be deemed to be the holders of the Rights that are held by Cede & Co. or such other depository or nominee on their behalf.

The Rights are transferable and, subject to notice of issuance, will be admitted for trading on the NYSE under the symbol “NXG RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on April 29, 2026, the last business day prior to the Expiration Date. See “—Sale and Transferability of Rights.” It is expected that the Shares, once issued, will be listed on the NYSE under the symbol “NXG.” The Rights will be evidenced by subscription certificates which will be mailed to Record Date Shareholders, except as discussed under “—Requirements for Foreign Shareholders.”

Rights may be exercised by filling in and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to Equiniti Trust Company, LLC, the subscription agent for the Offer (the “Subscription Agent”), together with payment at the estimated Subscription Price for the Common Shares subscribed for. For a discussion of the method by which Rights may be exercised and Common Shares may be paid for, see “—Method for Exercising Rights” and “—Payment for Common Shares.”

The Fund has retained UBS Securities LLC (the “Dealer Manager”) to provide the Fund with financial structuring and soliciting services relating to the Offer, including advice with respect to the structure, timing and terms of the Offer. In determining the structure of the Offer, the Board considered, among other things, using a fixed-pricing versus a variable-pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the anticipated effect on the Fund and its existing Common Shareholders if the Offer is not fully subscribed, the anticipated dilutive effects on the Fund and its existing Common Shareholders of the Offer and the experience of the Dealer Manager in conducting rights offerings. The Board also considered that the Investment Adviser would benefit from the Offer because the management fee paid to the Investment Adviser is based on the Fund’s Managed Assets, which would increase as a result of the Offer. See “—Benefits to the Investment Adviser.”

S-12

Important Dates to Remember

Record Date: April 6, 2026

Subscription Period: April 6, 2026 – April 30, 2026*

Final Date Rights Will Trade: April 29, 2026*

Expiration Date and Pricing Date: April 30, 2026*

Subscription Certificate and Payment for Shares Due+: April 30, 2026*

Notice of Guaranteed Delivery and Payment for Shares Due+: April 30, 2026*

Subscription Certificates Pursuant to Guarantees of Delivery Due+: May 1, 2026*

Confirmation Mailed to Participants: May 12, 2026*

Final Payment for Shares Due: May 27, 2026†*

Issuance Date: May 27, 2026*

*	Unless the Offer is extended.

+	A holder exercising Rights must deliver by 5:00 p.m. Eastern Time on April 30, 2026 (unless the Offer is extended) either (a) a Subscription Certificate and payment for the Common Shares subscribed for or (b) a notice of guaranteed delivery and payment for the Common Shares subscribed for.

†	Any additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price). See “Terms of the Offer––Payment for Common Shares.”

Subscription Price

The Subscription Price per Common Share will be determined based on a Formula Price equal to 95% of the average of the last reported sale price of a Common Share on the NYSE on the date on which the Offer expires, as such date may be extended from time to time, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 92% of the NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 92% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date. In each case, NAV will be calculated as of the close of trading on the NYSE on the applicable day.

Because the Expiration Date of the subscription period will be April 30, 2026 (unless the subscription period is extended), Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $52.49 per Common Share. See “—Payment for Common Shares.” A Rights holder will have no right to rescind his subscription after the Subscription Agent has received a completed subscription certificate together with payment for the Common Shares subscribed for. The Fund does not have the right to withdraw the Rights or to cancel the Offer after the Rights have been distributed.

S-13

The NAV per Common Shares at the close of business on April 1, 2026 was $55.58, and the last reported sale price of a Common Share on the NYSE on that day was $54.43, representing a discount to NAV of 2.07%.

Over-Subscription Privilege

Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares that were not subscribed for by other holders of Rights at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining Common Shares are available following the primary subscription, all Record Date Shareholders’ over-subscription requests will be honored in full. Investors who are not Record Date Shareholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any Common Shares pursuant to the over-subscription privilege. If sufficient Common Shares are not available to honor all over-subscription requests, unsubscribed Common Shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Common Shares they owned on the Record Date. The allocation process may involve a series of allocations in order to ensure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.

Record Date Shareholders who are fully exercising their Rights during the subscription period should indicate, on the subscription certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they desire to acquire pursuant to the over-subscription privilege.

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the subscription period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by such beneficial owner, and that such beneficial owner’s primary subscription was exercised in full. Nominee holder over-subscription forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the subscription certificates.

The Fund will not offer or sell any Common Shares that are not subscribed for during the subscription period or pursuant to the over-subscription privilege.

The Fund has been advised that one or more of the officers or employees of the Investment Adviser may exercise all of the Rights initially issued to them and may request additional Common Shares pursuant to the over-subscription privilege. An exercise of the over-subscription privilege by such persons will increase their proportionate voting power and share of the Fund’s assets.

Sale and Transferability of Rights

The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “NXG RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on April 29, 2026 on the last business day prior to the Expiration Date. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the subscription certificates evidencing Rights are mailed to Record Date Shareholders and thereafter will be conducted on a regular-way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The Common Shares are expected to begin trading ex-Rights one Business Day prior to the Record Date.

Rights that are sold will not confer any right to acquire any Common Shares pursuant to the over-subscription privilege, if any, and any Record Date Shareholder who sells any Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will not be eligible to participate in the over-subscription privilege, if any.

S-14

Sales through the Subscription Agent and the Dealer Manager. Record Date Shareholders who do not wish to exercise any or all of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on the NYSE through the last business day prior to the Expiration Date, subscription certificates representing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., Eastern time, on April 23, 2026 (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the fifth business day prior to the extended Expiration Date).

Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. The sale price of any Rights sold to the Dealer Manager will be based upon the then-current market price for the Rights. The proceeds from each of such sales to the Dealer Manager will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Record Date Shareholder. It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription Agent within two business days of the sale and that the proceeds will then be remitted by the Subscription Agent to the selling Record Date Shareholder within one business day following the Expiration Date.

If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold in such manner, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent in such open market transactions throughout the subscription period. The proceeds from such sales will be held by the Subscription Agent in an account segregated from the Subscription Agent’s own funds pending distribution to the selling Record Date Shareholders. It is expected that the proceeds of such open market sales will be remitted by the Subscription Agent to the selling Record Date Shareholders within one business day following the Expiration Date.

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions) all Rights that remain unclaimed as a result of subscription certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the fifth business day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales in an account segregated from the Subscription Agent’s own funds for the benefit of such non-claiming Record Date Shareholders until such proceeds are either claimed or revert to their state of residence.

There can be no assurance that the Subscription Agent will be able to complete the sale of any Rights, and neither the Fund, the Dealer Manager nor the Subscription Agent have guaranteed any minimum sale price for the Rights. If a Record Date Shareholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights issued to that Record Date Shareholder pursuant to the Offer, then the other broker-dealer or financial institution may charge a fee to sell the Rights.

Other Transfers. The Rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the instructions accompanying the subscription certificate. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing the transferred Rights. If this occurs, a new subscription certificate evidencing the balance of the Rights, if any, will be issued to the Record Date Shareholder or, if the Record Date Shareholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond with the name as written upon the face of the subscription certificate in every particular, without alteration or enlargement or any other change. A signature guarantee will be required in connection with a transfer of Rights. If required, a signature guarantee must be provided by an “eligible guarantor institution” (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

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Record Date Shareholders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow at least ten business days prior to the Expiration Date for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by the new subscription certificate to be exercised or sold by the recipients of the subscription certificate. Neither the Fund nor the Subscription Agent nor the Dealer Manager shall have any liability to a transferee or transferor of Rights if subscription certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by EQ Fund Solutions, LLC, the information agent for the Offer (the “Information Agent”), the Subscription Agent and the Dealer Manager (which are expected to be paid from the proceeds of the Offer by the Fund), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or transfer of Rights will be for the account of the transferor of the Rights, and none of these commissions, fees or other expenses will be paid by the Fund, the Investment Adviser, the Information Agent, the Subscription Agent or the Dealer Manager. Rights holders who wish to purchase, sell, exercise or transfer Rights through a broker, bank or other party should first inquire about any fees and expenses that the holder will incur in connection with the transactions.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the primary subscription and the over-subscription may be effected through, the facilities of DTC or the Subscription Agent until 5:00 p.m., Eastern time, on the Expiration Date. Your broker, bank, trust company or other intermediary may impose a deadline for transferring Rights earlier than 5:00 p.m. Eastern time, on the Expiration Date.

Method for Exercising Rights

Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders (except as described under “—Requirements for Foreign Shareholders” below) or, if their Common Shares are held by Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full at the estimated Subscription Price for the Common Shares subscribed for by the Expiration Date as described under “—Payment for Common Shares.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise. Rights may also be exercised by contacting your broker, bank, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of a properly completed and executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the first business day after the Expiration Date. A fee may be charged for this service. Completed subscription certificates and payments must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date (unless delivery of subscription certificate is effected by means of a notice of guaranteed delivery as described below under “—Payment for Common Shares”) at the offices of the Subscription Agent at one of the addresses set forth below under “—Subscription Agent.” Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m. Eastern time, on the Expiration Date. Fractional Common Shares will not be issued upon exercise of Rights.

Shareholders who are Record Owners. Shareholders who are record owners of Common Shares can choose between either option set forth under “—Payment for Common Shares.” If time is of the essence, option (2) will permit delivery of the subscription certificate after the Expiration Date.

Investors whose Common Shares are Held by a Nominee. Investors whose Common Shares are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the subscription certificate on behalf of the investor and arrange for proper payment by one of the methods set forth below under “—Payment for Common Shares.”

Nominees. Nominees, such as banks, brokers, trustees or depositories for securities, who hold Common Shares for the account of others should notify the respective beneficial owners of such Common Shares as soon as possible to ascertain those beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the Subscription Agent with the proper payment as described under “—Payment for Common Shares.”

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Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner who is a Record Date Shareholder, as to the aggregate number of Rights exercised during the subscription period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by the beneficial owner, and that the beneficial owner exercised all the Rights issued to it pursuant to the Offer.

Requirements for Foreign Shareholders. Subscription certificates will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (“Foreign Shareholders”). The Subscription Agent will send a letter via regular mail to Foreign Shareholders to notify them of the Offer. The Rights of Foreign Shareholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 p.m., Eastern time, on April 23, 2026, five business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to those Foreign Shareholders.

Expenses of the Offer

The Fund will bear the expenses of the Offer and all such expenses will be borne indirectly by the Fund’s Common Shareholders, including those who do not exercise their Rights. These expenses include, but are not limited to, the Dealer Manager fee, reimbursement of the Dealer Manager’s expenses, the expenses of preparing, printing and mailing the prospectus and Rights subscription materials for the Offer (including reimbursement of expenses of the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm) in connection with the Offer.

Subscription Agent

Equiniti Trust Company, LLC is the Subscription Agent for the Offer. The Subscription Agent will receive for its administrative, processing, invoicing and other services a project management fee, plus certain per transaction fees and reimbursement for all out-of-pocket expenses related to the Offer. The fees and expenses of the Subscription Agent are included in the fees and expenses of the Offer and therefore will be borne by the Fund and indirectly by all Common Shareholders, including those who do not exercise their Rights. Questions regarding the subscription certificates should be directed by mail to the Information Agent at EQ Fund Solutions, LLC, 28 Liberty Street, 53rd Floor, New York, New York 10005. Shareholders may also subscribe for the Offer by contacting their broker dealer, trust company, bank or other nominee.

Completed subscription certificates must be sent together with proper payment of the estimated Subscription Price for all Common Shares subscribed for in the primary subscription and the over-subscription privilege (for Record Date Shareholders) to the Subscription Agent by one of the methods described below. Alternatively, Rights holders may arrange for their financial intermediaries to submit notices of guaranteed delivery through DTC to be received by the Subscription Agent along with proper payment of the estimated Subscription Price for all Common Shares subscribed for in the primary subscription and the over-subscription privilege (for Record Date Shareholders) prior to 5:00 p.m., Eastern time, on the Expiration Date. The Fund will accept only properly completed and executed subscription certificates actually received at any of the addresses listed below, prior to 5:00 p.m., Eastern time, on the Expiration Date, or by the close of business on the first business day after the Expiration Date following timely receipt of a notice of guaranteed delivery. See “—Payment for Common Shares.”

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Subscription Certificate Delivery Method	Address/Number
Notice of Guaranteed Delivery:	Contact your broker-dealer, trust company, bank or other nominee to notify the Fund of your intent to exercise the Rights.
First Class Mail Only (No Express Mail or Overnight Courier):	Equiniti Trust Company 1110 Centre Point Curve, Suite #101 Mendota Heights, Minnesota 55120 Attn: Reorganization Department
Express Mail or Overnight Courier:	Equiniti Trust Company 1110 Centre Point Curve, Suite #101 Mendota Heights, Minnesota 55120 Attn: Reorganization Department

The Fund will honor only subscription certificates received by the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date at one of the addresses listed above. Delivery to an address other than those listed above will not constitute good delivery.

Information Agent

The Information Agent for the Offer is EQ Fund Solutions, LLC. If you have questions or need further information about the Offer, please write the Information Agent at EQ Fund Solutions, LLC, 28 Liberty Street, 53rd Floor, New York, New York 10005 or call (800) 290-6429. Any questions or requests for assistance concerning the method of subscribing for Common Shares or additional copies of this Prospectus Supplement and the accompanying Prospectus or subscription certificates should be directed to the Information Agent. Common Shareholders may also contact their brokers or nominees for information with respect to the Offer.

The Information Agent will receive a fee for its services, plus reimbursement for all out-of-pocket expenses related to the Offer. The fees and expenses of the Information Agent are included in the fees and expenses of the Offer and therefore will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights.

Expiration of the Offer

The Offer will expire at 5:00 p.m., Eastern time, on April 30, 2026, unless the Fund extends the subscription period. Rights will expire on the Expiration Date and may not be exercised after that date. If the Fund extends the subscription period, the Fund will make an announcement as promptly as practicable. This announcement will be issued no later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which the Fund may choose to make this announcement, the Fund will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate this announcement other than by making a release to the Dow Jones News Service or any other means of public announcement as the Fund may deem proper.

Payment for Common Shares

Rights holders who wish to acquire Common Shares pursuant to the Offer may choose between the following methods of payment:

(1)	A Rights holder can send the properly completed and executed subscription certificate together with payment for the Common Shares subscribed for during the subscription period and, if eligible, for any additional Common Shares subscribed for pursuant to the over-subscription privilege to the Subscription Agent based upon an estimated Subscription Price of $52.49 per Common Share. A subscription will be accepted when payment, together with the executed subscription certificate, is received by the Subscription Agent at one of the addresses set forth under “--Subscription Agent,” the payment and the properly completed and executed subscription certificate must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date. The Subscription Agent will deposit all checks received by it for the purchase of Common Shares into a segregated account of the Fund pending proration and distribution of Common Shares. A payment pursuant to this method must be in U.S. dollars by check drawn on a bank located in the United States, must be payable to “Equiniti Trust Company, LLC” and must accompany a properly completed and executed subscription certificate for such subscription to be accepted.
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(2)	Alternatively, a subscription will be accepted by the Subscription Agent if, by 5:00 p.m. Eastern time, on the Expiration Date, the Subscription Agent has received a notice of guaranteed delivery by mail or email from a bank, a trust company or an NYSE member guaranteeing delivery of a properly completed and executed subscription certificate. In order for the notice of guarantee to be valid, full payment for the Common Shares subscribed for during the subscription period and, if eligible, for any additional Common Shares subscribed for pursuant to the over-subscription privilege, based upon an estimated Subscription Price of $52.49 per Common Share, must be received by the Subscription Agent with the notice of guaranteed delivery. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed subscription certificate is received by the Subscription Agent by the close of business on the first business day after the Expiration Date.

On the confirmation date, which will be eight business days following the Expiration Date, a confirmation will be sent by the Subscription Agent to each Rights holder exercising its Rights (or, if a Rights holder’s Common Shares are held by DTC or any other depository or nominee, to DTC and/or that other depository or nominee) showing (i) the number of Common Shares acquired during the subscription period, (ii) the number of Common Shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per Common Share and total purchase price for the Common Shares and (iv) any additional amount payable to the Fund by the Rights holder or any excess to be refunded by the Fund to the Rights holder, in each case based on the Subscription Price as determined on the Expiration Date. Any additional payment required from a Rights holder must be received by the Subscription Agent within ten business days after the confirmation date (which confirmation date is May 12, 2026, unless the subscription period is extended). Any excess payment to be refunded by the Fund to a Rights holder will be mailed by the Subscription Agent to such Rights holder as promptly as practicable. All payments by a Rights holder must be in U.S. dollars by personal check drawn on a bank located in the United States and payable to “Equiniti Trust Company, LLC.”

Whichever of the two methods described above is used, issuance and delivery of the Common Shares subscribed for are contingent upon actual payment for such Common Shares. No certificates will be issued or delivered with respect to Common Shares issued and sold in the Offer.

Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt of the completed subscription certificate together with payment for the Common Shares subscribed for by the Subscription Agent.

If a Rights holder who acquires Common Shares during the subscription period or pursuant to the over-subscription privilege (for Record Date Shareholders) does not make payment of any amounts due by the Expiration Date, the Fund reserves the right to take any or all of the following actions through all appropriate means: (i) find other Record Date Shareholders for the subscribed and unpaid-for Common Shares; (ii) apply any payment actually received by the Fund toward the purchase of the greatest whole number of Common Shares that could be acquired by the Rights holder upon exercise of such Rights acquired during the subscription period or pursuant to the over-subscription privilege; and/or (iii) exercise any and all other rights or remedies to which the Fund may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares.

The method of delivery of completed subscription certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of exercising Rights holders, but if sent by mail it is recommended that such forms and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment by 5:00 p.m., Eastern time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, exercising Rights holders are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check with the Right holder’s name and Subscription Agent account number identified on the check.

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All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, which determinations will be final and binding. The Fund, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until substantially all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. The Fund will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Delivery of Shares

Participants in the Fund’s dividend reinvestment plan (the “Plan”) will have any Common Shares acquired pursuant to the Offer credited to their dividend reinvestment accounts in the Plan. Common Shareholders whose Common Shares are held of record by DTC or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Common Shares acquired during the subscription period credited to the account of DTC or other depository or nominee. No certificates will be issued or delivered with respect to Common Shares issued and sold in the Offer.

U.S. Federal Income Tax Considerations

The following is a general summary of U.S. federal income tax considerations with respect to the Offer for Record Date Shareholders and other Rights holders who are U.S. Persons as defined below. The following summary supplements the discussion set forth in the accompanying Prospectus and SAI under the headings “U.S. Federal Income Tax Considerations” and is subject to the qualifications and assumptions set forth therein. Please refer to such discussion for a general description of the U.S. federal income tax considerations with respect to an investment in Common Shares.

The summary below is based upon the Code, Treasury regulations promulgated thereunder (“Treasury regulations”), judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations possibly with retroactive effect. The discussion does not address all of the tax consequences that may be relevant to a particular Record Date Shareholder or other Rights holder, including those subject to special treatment under U.S. federal income tax laws such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, foreign persons, or persons holding Rights or Common Shares as part of a straddle or conversion transaction. This discussion is limited to Record Date Shareholders and other Rights holders that hold Common Shares as capital assets. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Record Date Shareholders and other Rights holders should consult their tax advisors as to the U.S. federal income tax consequences of the Offer that are relevant to their particular situations, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this discussion, a “U.S. Person” means a holder that is, for U.S. federal income tax purposes, any one of the following:

● an individual who is a citizen or resident of the United States;

● a corporation or other entity treated as a corporation that is created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

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● a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

● an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

If a partnership (or any other entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds a Right, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners and partnerships holding Rights should consult their tax advisors concerning the U.S. federal income and other tax consequences relevant to their particular situation.

Issuance of Rights, Basis and Holding Period. Record Date Shareholders should not recognize taxable income in connection with the receipt of a Right pursuant to the Offer, provided that the distribution does not have the result of causing some Record Date Shareholders to receive an increase in their proportionate interest in the assets or earnings and profits of the Fund and other Record Date Shareholders to receive cash or property. The distribution of the Rights in the Offer should not have the effect of causing some Record Date Shareholders to receive an increase in their proportionate interest in the assets or earnings and profits of the Fund and other Record Date Shareholders to receive cash or property. Therefore, no income should be recognized by any Record Date Shareholders in connection with the issuance of the Rights pursuant to the Offer.

Except as provided in the following sentence, the basis of a Right received by a Record Date Shareholder will be zero and the basis of the Common Share with respect to which the Right was issued (the “Old Common Share”) will remain unchanged. The Record Date Shareholder must allocate a portion of the basis of the Old Common Share to the Right in proportion to their respective fair market values on the date of distribution if (i) either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the Old Common Share on that date, or (b) the Record Date Shareholder affirmatively elects (in the manner set out in Treasury regulations) to allocate to the Right a portion of the basis of the Old Common Share and (ii) the Right does not expire unexercised in the hands of the Record Date Shareholder (i.e., the Record Date Shareholder either exercises or sells the Right following its issuance).

The basis of a Right purchased in the market will generally be its purchase price.

The holding period of the Rights received in the Offer will include the Record Date Shareholder’s holding period for the Common Shares with respect to which the Rights were issued.

Expiration of the Rights. Record Date Shareholders who receive Rights in the Offer with respect to their Common Shares and who allow such Rights to expire unexercised will not recognize any gain or loss, and no adjustment will be made to the basis of the holder’s Common Shares.

If a Right that has been purchased in the market expires unexercised, the holder will recognize a loss equal to the basis of the Right. If the Right was held as a capital asset, loss on the expiration of the Right generally will be a capital loss. The deductibility of capital losses is subject to a number of limitations under the Code.

Sale of the Rights. Upon the sale of a Right, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller’s basis in the Right. Any gain or loss on the sale of a Right will be capital gain or loss if the Right is held as a capital asset (which in the case of Rights issued to Record Date Shareholders will depend on whether the Old Common Share is held as a capital asset), and will be a long-term capital gain or loss if the holding period of the Right, as determined under the discussion herein, is deemed to exceed one year at the time of the disposition.

Exercise of the Rights, Basis and Holding Period of Acquired Common Shares. No gain or loss will be recognized by a Rights holder upon the exercise of a Right, and the basis of any Common Share acquired upon exercise of the Right (the “New Common Share”) will equal the sum of the (i) basis, if any, of the Right(s) exercised and (ii) the Subscription Price for the New Common Share. The holding period for the New Common Share acquired through exercise of the Right will begin on the date of exercise of the Right (or, in the case of a Right purchased in the market, potentially the day after the date of exercise).

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Employee Benefit Plan Considerations

Common Shareholders that are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including corporate savings and 401(k) plans, each, an ERISA Plan), Keogh plans of self-employed individuals, Individual Retirement Accounts (“IRAs”) and other plans subject to Section 4975 of the Code (with ERISA Plans, each a “Plan” and collectively, the “Plans”) should be aware that additional contributions of cash to the Plan (other than rollover contributions or trustee-to-trustee transfers from other Plans) made in order to exercise Rights would be treated as Plan contributions and, when taken together with contributions previously made, may subject a Plan to excise taxes for excess or nondeductible contributions. In the case of Plans qualified under Section 401(a) of the Code and certain other plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Plans contemplating the receipt of additional cash contributions to exercise Rights should consult with their counsel prior to receiving or using such contributions.

Plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an IRA is used as security for a loan to the individual for whose benefit the IRA is established, the portion so used may be treated as distributed to such individual.

Each fiduciary of a Plan should consider, to the extent applicable, the fiduciary standards of ERISA and the Code in the context of the Plan’s particular circumstances before making any decision regarding the exercise or other disposition (and in the case of any transferee, the acquisition) of Rights, and any investment in Common Shares as a consequence thereof. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. Accordingly, among other factors, the fiduciary should consider whether the exercise or transfer of Rights and any investment in Common Shares would satisfy the prudence, diversification and conflicts of interests requirements of ERISA, to the extent applicable, and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the Plan.

To the extent the Fund, the Investment Adviser or certain of their respective affiliates or other parties involved with the Offer, or in the case of a transfer of Rights, the transferee, might be considered a “party in interest” or a “disqualified person” with respect to a Plan, prohibited transactions may arise under ERISA and/or Section 4975 of the Code in connection with exercises or transfers of Rights unless made pursuant to an available statutory, regulatory, individual or class exemption. In this regard the U.S. Department of Labor has issued prohibited transaction class exemptions that may apply. These exemptions include transactions effected on behalf of a Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), and transactions involving bank collective investment funds (prohibited transaction exemption 91-38). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). There can be no assurance that any of the above exemptions or any other exemption would apply, or that all of the conditions of any such exemptions would be satisfied, with respect to all otherwise prohibited transactions involving Rights or any Common Shares obtained pursuant to any Rights.

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Governmental plans, certain church plans and non-U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Laws”). Fiduciaries of any such plans should consult with counsel before exercise or transfer of Rights.

Because of the foregoing, the person making the decision (the “fiduciary”) on behalf of a Plan or a governmental, church or foreign plan subject to Similar Law will be deemed to represent on behalf of itself and the Plan or plan subject to Similar Law that the exercise or other disposition (and in the case of any transferee, the acquisition) of the Rights (and the investment in Common Shares pursuant to any exercise) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Law. In addition, the fiduciary making any decision on behalf of a Plan to exercise, acquire or transfer Rights will be deemed to have represented, warranted and acknowledged that neither the Fund nor the Investment Adviser, nor any of their respective affiliates, representatives or agents has provided or will provide advice in a fiduciary capacity with respect to the exercise, acquisition or disposition of Rights by the Plan, unless an exception applies permitting such status.

Due to the complexity of these rules and the penalties for non-compliance, Plans and plans subject to Similar Law should consult with their counsel regarding the consequences of their exercise, acquisition or transfer of Rights under ERISA and the Code or any applicable Similar Law. Each holder of Rights has the exclusive responsibility for ensuring that its acquisition, exercise or other disposition of the Rights, as applicable, does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The provision of this offering memorandum and the provision of any Rights to, or the transfer of Common Shares to a Plan pursuant to the exercise of Rights by, a Plan is in no respect a representation or recommendation by the Fund, the Investment Adviser or of their respective affiliates, representatives or agents that such an investment is appropriate or advisable for, or meets all relevant legal requirements with respect to investments by, Plans or plans subject to Similar Laws generally or by any particular Plan or plan subject to Similar Law.

Benefits to the Investment Adviser

The Investment Adviser will benefit from the Offer, in part, because the investment management fee paid by the Fund to the Investment Adviser is based on the Fund’s Managed Assets. It is not possible to state precisely the amount of additional compensation the Investment Adviser will receive as a result of the Offer because it is not known how many Common Shares will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Fund’s average NAV during the twelve-month period immediately following the completion of the Offer is $55.58 per Common Share (the NAV per Common Share on April 1, 2026) (iii) the Subscription Price is $52.49 per Common Share, and (iv) for purposes of this example, the Fund increases the amount of leverage outstanding while maintaining approximately the same percentage of total assets attributable to leverage, and after giving effect to the Dealer Manager fee and other estimated offering expenses, the Investment Adviser would receive additional investment management fees of approximately $1,418,618 for the twelve-month period immediately following the completion of the Offer, and would continue to receive additional investment management fees as a result of the Offer, based on the Fund’s Managed Assets attributable to the Common Shares issued in the Offer and related additional leverage, thereafter.

Investment Considerations and Dilution

Upon completion of the Offer, Common Shareholders who do not exercise their Rights fully will own a smaller proportional interest in the Fund than would be the case if the Offer had not been made. Furthermore, if you do not participate in the over-subscription privilege, if it is available, your percentage ownership may also be diluted.

In addition, because the Subscription Price per Common Share is likely to be less than the Fund’s NAV per Common Share, the Offer will likely result in a dilution of the Fund’s NAV per Common Share for all Common Shareholders, irrespective of whether they exercise all or any portion of their Rights. Although it is not possible to state precisely the amount of such a decrease in value, because it is not known at this time what the Subscription Price will be, what the NAV per Common Share will be on the Expiration Date or what proportion of Common Shares will be subscribed for, the dilution could be substantial.

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The impact of the Offer on NAV per share is shown by the following example, assuming a $52.49 Subscription Price and assuming full exercise of the Rights:

Example:(1)
NAV(2)	$55.58
Subscription Price	$52.49
Reduction in NAV ($)(3)	$(1.90)
Reduction in NAV (%)	(3.43)%

(1)	Assumes that all Rights are exercised pursuant to the primary subscription and/or over-subscription privilege.
(2)	Assumes that the Fund’s NAV on the Expiration Date is $55.58 per Common Share (the NAV per Common Share on April 1, 2026).
(3)	Assumes $0.07 per Common Share in estimated offering expenses and Dealer Manager fee of $1.84 per Common Share, each payable by the Fund.

Record Date Shareholders will experience a decrease in the NAV per Common Share held by them, irrespective of whether they exercise all or any portion of their Rights.

The distribution of transferable Rights, which may themselves have value, will afford non-participating Common Shareholders the potential of receiving a cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for the economic dilution of their interests, although there can be no assurance that a market for the Rights will develop.

RISKS RELATING TO THE OFFER

Dilution Risk

As a result of this Offer, it is anticipated that even if you fully exercise your Rights, you should expect to incur immediate economic dilution and, if you do not exercise all of your Rights, you will incur voting dilution. Further, both the sales load and the expenses associated with the Offer paid by the Fund will immediately reduce the NAV of each Common Shareholder’s Common Shares. To the extent that the number of Common Shares outstanding after the Offer will have increased proportionately more than the increase in the size of the Fund’s net assets, you will, at the completion of the Offer, experience immediate dilution of NAV. The percentage increase in Common Shares outstanding that will occur if all the Rights are exercised is 33 1/3%. In addition, if the Subscription Price for the Offer is less than the Fund’s NAV per Common Share as of the Expiration Date, you would experience additional immediate dilution of NAV as a result of the Offer. If the Subscription Price is substantially less than the current NAV per Common Share at the expiration of the Offer, such dilution could be substantial. It is anticipated that the existing Common Shareholders will experience immediate dilution even if they fully exercise their Rights. In addition, whether or not you exercise your Rights, you will experience a dilution of NAV of the Common Shares because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm). This dilution of NAV will disproportionately affect Common Shareholders who do not exercise their Rights. The Fund cannot state precisely the amount of any decrease because it is not known at this time how many Common Shares will be subscribed for or what the NAV or market price of the Fund’s Common Shares will be on the Expiration Date or what the Subscription Price will be. For example, based on the Fund’s NAV and the market price of Common Shares on April 1, 2026, and on each of the four (4) preceding trading days, the Subscription Price would be less than NAV and there would be dilution. Assuming full exercise of the Rights being offered at the Subscription Price and assuming that the Expiration Date were April 1, 2026, it is estimated that the per Common Share dilution resulting from the Offer would be $1.90 or -3.43%.

In addition to the economic dilution described above, if you do not exercise all of your Rights, you will incur voting dilution as a result of this Offer. This voting dilution will occur because you will own a smaller proportionate interest in the Fund after the Offer than you owned prior to the Offer.

S-24

The fact that the Rights are transferable may reduce the effects of dilution as a result of the Offer. Rights holders can transfer or sell their Rights. The cash received from the sale of Rights may be viewed as partial compensation for any possible dilution. There can be no assurances, however, that a market for the Rights will develop or that the Rights will have any value in that market.

Increase in Share Price Volatility; Decrease in Share Price

The Offer may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Offer may result in an increase in the number of Common Shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.

Under-Subscription

It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer could have an impact on the net proceeds of the Offer and whether the Fund achieves any benefits.

Risks of Acquiring Rights to Purchase Common Shares

Shares of closed-end funds such as the Fund frequently trade at a discount to NAV. Since inception, the Fund’s Common Shares have frequently traded at a discount in relation to NAV. See “Description of Common Shares.” If the Formula Price is less than 92% of NAV on the Expiration Date, then the Subscription Price will likely be greater than the market price of a Common Share on that date. In addition, the Formula Price, even if above 92% of NAV, may still be above the market price of a Common Share on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be. Changes in market conditions may result in the Common Shares purchasable upon exercise of the Rights being less attractive to investors at the Expiration Date. This may reduce or eliminate the value of the Rights. Investors who receive or acquire Rights may find that there is no market to sell Rights that they do not wish to exercise.

PLAN OF DISTRIBUTION

Distribution Arrangements

UBS Securities LLC will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Investment Adviser, the Dealer Manager will provide financial structuring and solicitation services in connection with the Offer and will solicit the exercise of Rights and participation in the over-subscription privilege. The Offer is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Common Shares purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to solicit the exercise of Rights. See “—Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Offer.

The Fund and the Investment Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

S-25

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale Common Shares it has acquired through purchasing and exercising the Rights, at prices that may be different from the market price for such Common Shares or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of Common Shares prior to the expiration of the Offer), including unexercised Rights of Record Date Shareholders whose record addresses are outside the United States that are held by the Subscription Agent and for which no instructions are received, and to sell Common Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Shareholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights.

In order to seek to facilitate the trading market in the Rights for the benefit of non-exercising Common Shareholders, and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or Common Shares as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring Common Shares generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager intends to exercise Rights purchased by it during the Subscription Period but prior to the Expiration Date. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The subscription price for the Common Shares issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 95% of the last reported sale price of a Common Share on the NYSE on the date of exercise or 92% of the Fund’s NAV per Common Share at the close of trading on the NYSE prior to the date of exercise. The price and timing of these exercises are expected to differ from those described herein for the Rights offering. The Subscription Price will be paid to the Fund and the dealer manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).

In connection with the exercise of Rights and receipt of Common Shares, the Dealer Manager intends to offer those Common Shares for sale to the public and/or through Selling Group Members it has established. The Dealer Manager may set the price for those Common Shares at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such Common Shares are offered is expected to be at or slightly below the closing price of the Common Shares on the NYSE on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of Common Shares in this manner will be paid to the Fund. If the sales price of the Common Shares is greater than the subscription price paid by the Dealer Manager for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will receive a gain. Alternatively, if the sales price of the Common Shares is less than the Subscription Price for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to Selling Group Members in an amount equal to approximately 2.00% of the aggregate price of the Common Shares sold by the respective Selling Group Member. Neither the Fund nor the Investment Adviser has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells Common Shares it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of Common Shares by the Dealer Manager. Persons who purchase Common Shares from the Dealer Manager or a Selling Group Member will purchase Common Shares at a price set by the Dealer Manager, which may be more or less than the Subscription Price, based on the Formula Price mechanism through which Common Shares will be sold in the Rights offering, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.

The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Shares, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Shares are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

S-26

Since neither the Dealer Manager nor persons who purchase Common Shares from the Dealer Manager or Selling Group Members were Record Date Shareholders, they would not be able to participate in the over-subscription privilege.

There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Common Shares acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of Common Shares available pursuant to the over-subscription privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.

Although the Dealer Manager can seek to facilitate the trading market for Rights as described above, investors can acquire Common Shares at the Subscription Price by acquiring Rights on the NYSE and exercising them in the method described above under “Terms of the Offer—Method for Exercise of Rights” and “Terms of the Offer—Payment for Common Shares.”

In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Investment Adviser and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.

The principal business address of the Dealer Manager is 11 Madison Avenue, New York, New York 10010.

Compensation to Dealer Manager

Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights, including the over-subscription privilege.

The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each Common Share issued pursuant to the Offer or the over-subscription privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.

In addition, the Fund, has agreed to pay the Dealer Manager an amount up to $150,000 as a partial reimbursement of its expenses incurred in connection with the Offer, including reasonable out-of-pocket fees and expenses, if any, and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. The fees described above are one-time fees payable on each date on which the Fund issues Common Shares after the Expiration Date with respect to the Dealer Manager, and on or before the tenth business day following the day the Fund issues Common Shares after the Expiration Date with respect to a Selling Group Member or Soliciting Dealer. No other fees will be payable by the Fund or the Investment Adviser to the Dealer Manager in connection with the Offer.

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RECENT DEVELOPMENTS

New Investment Advisory Agreement

The Investment Adviser operates pursuant to an Eighth Amended and Restated Limited Partnership Agreement (the “Investment Adviser Operating Agreement”) among Jerry V. Swank, Swank Capital, LLC (“Swank Capital”), a Texas limited liability company wholly owned by Jerry V. Swank, and NXG Cushing, LLC (“NXG Cushing”), a Texas limited liability company owned by certain senior employees of the Investment Adviser (the “Management Group”). The Investment Adviser is managed by its general partner, Swank Capital. Senior management of the Investment Adviser currently directs the day-to-day operations of the Investment Adviser pursuant to authority delegated by Swank Capital as General Partner. Under the terms of the Investment Adviser Operating Agreement, in connection with Mr. Swank’s retirement from the Investment Adviser, Mr. Swank has agreed to reduce his ownership of the Investment Adviser, held directly and indirectly through Swank Capital (Mr. Swank’s ownership interest in the Investment Adviser, held directly and indirectly through Swank Capital, is referred to herein as the “Swank Ownership Interest”), over time along with a commensurate increase in ownership of the Investment Adviser by NXG Cushing, through increased quarterly revenue distributions from the Investment Adviser to Mr. Swank pursuant to the Investment Adviser Operating Agreement (the “Investment Adviser Ownership Plan”). When the interest of NXG Cushing in the Investment Adviser reaches 60%, NXG Cushing will automatically replace Swank Capital as the general partner of the Investment Adviser. Pursuant to the Investment Adviser Ownership Plan, it is expected that eventually Mr. Swank will divest the entire Swank Ownership Interest and NXG Cushing will hold 100% of the interests in the Investment Adviser. One or more of the transactions contemplated by the Investment Adviser Ownership Plan may be deemed to result in a change of control of the Investment Adviser which, as provided by the 1940 Act, will result in the automatic termination of the Fund’s Advisory Agreement according to its terms, and will require shareholders of the Fund to approve a new investment advisory agreement to permit the Investment Adviser to continue serving as investment adviser to the Fund. In accordance with the Investment Adviser Operating Agreement, such approval of a new investment advisory agreement will be required in connection with NXG Cushing acquiring a 25% interest in the Investment Adviser, which is expected to occur in 2026. In addition, NXG Cushing is pursuing financing options in order to accelerate the transfer of ownership of the Investment Adviser from Mr. Swank to NXG Cushing and result in NXG Cushing acquiring a 60% interest in the Investment Adviser and becoming General Partner of the Investment Adviser in 2026. If such accelerated transfer does not occur, the transfer of ownership from Mr. Swank to NXG Cushing will continue over time in accordance with the Investment Adviser Ownership Plan. To ensure that the existing advisory services provided by the Investment Adviser to the Fund can continue uninterrupted upon the acquisition by NXG Cushing of a 25% or greater ownership interest in the Investment Adviser, the Board of Trustees has approved a new investment advisory agreement between the Investment Adviser and the Fund and intends to submit such new investment advisory agreement to shareholders of the Fund for approval at an upcoming meeting of shareholders of the Fund.

LEGAL MATTERS

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, as special counsel to the Fund in connection with the Offer. Certain legal matters will be passed on by Dechert, LLP, New York, New York, as special counsel to the Dealer Manager in connection with the Offer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, serves as the independent registered public accounting firm of the Fund and will annually render an opinion on the financial statements of the Fund. Ernst & Young LLP is located at 2323 Victory Avenue, Suite 2000, Dallas, Texas 75219.

S-28

BASE PROSPECTUS

$500,000,000

NXG NextGen Infrastructure Income Fund

Common Shares

Subscription Rights for Common Shares

Investment Objective

NXG NextGen Infrastructure Income Fund (the “Fund”) is a non-diversified, closed-end management investment company. The Fund’s investment objective is to seek high total return with an emphasis on current income.

Investment Strategy

The Fund pursues its investment objective by investing, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in a portfolio of equity and debt securities of infrastructure companies, including energy infrastructure companies, industrial infrastructure companies, sustainable infrastructure companies and technology and communication infrastructure companies.

The infrastructure investment landscape is rapidly evolving due to technological advancement. While some energy and industrial infrastructure companies (sometimes referred to as “traditional” infrastructure companies) are now in their maturity phase, many traditional infrastructure companies have become leaders in implementing technological innovations. The Fund’s next generation focus within the infrastructure investment landscape consists of these innovative infrastructure companies along with sustainable infrastructure companies and technology and communication infrastructure companies. Similar to traditional infrastructure assets, which provide the underlying foundation of basic services, facilities and institutions and are often said to form the “backbone” of the economy, technology and communication infrastructure assets provide the underlying foundation of the data that drives the modern knowledge economy.

The Fund invests no more than 25% of its Managed Assets (as defined in this Prospectus) in securities of energy master limited partnerships (“MLPs”) that are “qualified publicly traded partnerships” under the Internal Revenue Code.

The Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal.

(continued on inside cover)

Investment Adviser

The Fund is managed by Cushing® Asset Management, LP d/b/a NXG Investment Management (the “Investment Adviser”).

i

Offering

The Fund may offer, from time to time, up to $500,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the Common Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in the Fund’s Securities involves a high degree of risk. See “Risks” on page 18 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 9, 2025

ii

(continued)

The Fund considers an infrastructure company to be any company that has at least 50% of its assets, income, revenue, sales or profits committed to or derived from the ownership, operation, management, construction or development of infrastructure assets, servicing of infrastructure assets (which is the provision of products, personnel, resources, equipment, logistics, processes and technical and operational activities that support the development, operation and maintenance of infrastructure assets over their lifecycles) or financing of infrastructure assets (which is lending, leasing or providing debt, capital, financial solutions or financial advisory services directly to infrastructure projects or operating companies). Infrastructure assets include energy and industrial infrastructure assets, sustainable infrastructure assets and technology and communication infrastructure assets. Energy and industrial infrastructure assets are physical structures, networks and systems of transportation, energy, water and sewage, security and communications. Examples of energy and industrial infrastructure assets include toll roads, bridges, and tunnels; airports, seaports, railroads, electricity transmission, and distribution lines; facilities used in gathering, treating, processing, fractionation, transportation and storage of hydrocarbon products; water and sewage treatment facilities and distribution pipelines; communication towers, cables, and satellites; and security systems related to the foregoing assets. Sustainable infrastructure assets include renewable energy infrastructure assets such as power generation from renewable and other clean energy sources, including utility scale and distributed solar power, wind, hydroelectric and geothermal power, renewable energy storage and electric vehicle charging networks, as well as waste collection and recycling, water purification and desalinization. Technology and communication infrastructure assets consist of assets, systems and technologies that collect, enable, analyze, optimize, automate, transmit and secure the data that allows businesses and other organizations to operate. Examples of technology and communications infrastructure assets include: data centers, cloud, hosting, and database systems, transactional and financial backend systems, customer relationship management systems, smart city technologies, network security and cybersecurity, automation systems, human resource and workforce management and industry specific infrastructure software. Examples of companies engaged in the servicing of infrastructure assets, include engineering and construction firms, oilfield and grid services providers, and specialized contractors that support energy, industrial, sustainable, and technology infrastructure assets. Examples of companies engaged in the financing of infrastructure assets include commercial banks, publicly listed leasing and specialty finance companies, structured credit firms, infrastructure-focused REITs and financial service firms focused specifically on structuring and executing capital raises, project finance transactions, or mergers and acquisitions for infrastructure projects or operating companies.

NYSE Listing

The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXG.” As of June 6, 2025, the net asset value of the Fund’s Common Shares was $ 47.71 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $ 48.99 per Common Share, representing a premium to net asset value of 2.68%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.

Leverage

The Fund generally seeks to enhance total return by utilizing leverage. The Fund may utilize leverage through the issuance of commercial paper or notes and other forms of borrowing (“Indebtedness”) or the issuance of preferred shares, in each case to the maximum extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). Under current market conditions, the Fund currently intends to utilize leverage principally through Indebtedness. The amount of Indebtedness outstanding is expected to vary over time, but will not exceed 33 1/3% of the Fund’s Managed Assets (i.e., 50% of its net assets attributable to the Fund’s Common Shares), including the proceeds of such leverage. The costs associated with the issuance and use of leverage will be borne by the holders of the Common Shares. Leverage is a speculative technique and investors should note that there are special risks and costs associated with leverage. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. As of November 30, 2024, the Fund had outstanding Indebtedness of approximately $54.495 million, which represents 23.67% of the Fund’s Managed Assets (or approximately 30.80% of its net assets attributable to the Fund’s Common Shares). See “Use of Leverage.”

Distributions. The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital. Distributions paid by the Fund for any particular month may be comprised of more or less than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be deemed a return of capital (which is in effect a partial return of the amount a Common Shareholder invested in the Fund) up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2024, the Fund’s distributions were comprised of approximately 10% ordinary income and 90% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders should not assume that the source of a distribution from the Fund is net income or profit, and Common Shareholders who receive distributions that include return of capital should not assume that such return of capital is derived from the Fund’s investments.

iii

Concentration. The Fund’s investments will be concentrated in companies operating in the industry or group of industries that make up the energy sector.

You should read this Prospectus and the documents incorporated herein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated July 9, 2025 (“SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the Statement of Additional Information and the Fund’s annual and semi-annual reports by calling toll-free (888) 777-2346, or you may obtain a copy of such reports, the SAI and other information regarding the Fund from the SEC’s website (http://www.sec.gov). Free copies of the Fund’s annual and semi-annual reports are also available from the Fund’s website at www.nxgim.com. Information on, or accessible through, the Fund’s website is not a part of, and is not incorporated into, this Prospectus.

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

iv

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY OF FUND EXPENSES	7
FINANCIAL HIGHLIGHTS	8
SENIOR SECURITIES	10
THE FUND	11
USE OF PROCEEDS	11
MARKET AND NET ASSET VALUE INFORMATION	11
INVESTMENT OBJECTIVE AND POLICIES	11
THE FUND’S INVESTMENTS	11
USE OF LEVERAGE	11
RISKS	11
MANAGEMENT OF THE FUND	13
NET ASSET VALUE	13
DISTRIBUTIONS	13
DIVIDEND REINVESTMENT PLAN	14
DESCRIPTION OF SHARES	14
ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST	18
CERTAIN PROVISIONS OF DELAWARE LAW, THE DECLARATION OF TRUST AND BY-LAWS	19
CLOSED-END FUND STRUCTURE	22
REPURCHASE OF COMMON SHARES	23
U.S. FEDERAL INCOME TAX CONSIDERATIONS	24
PLAN OF DISTRIBUTION	25
OTHER SERVICE PROVIDERS	28
LEGAL MATTERS	28
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
PRIVACY POLICY	28

You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and any related Prospectus Supplement is accurate only as of the date of this Prospectus and any related Prospectus Supplement, regardless of the time of delivery of this Prospectus and any related Prospectus Supplement or of any sale of Securities of the Fund. The Fund’s business, financial condition and prospects may have changed since that date.

1

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form N-2 that the Fund filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $500,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus and any accompanying Prospectus Supplement is accurate as of any date other than the date of this Prospectus and any accompanying Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

2

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling (214) 692-6334 or by writing to NXG Investment Management at One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Fund’s website at www.nxgim.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

3

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated July 9, 2025, filed with this Prospectus (the “SAI”);

●	the Fund’s Annual Report for the fiscal year ended November 30, 2024 on Form N-CSR, filed with the SEC on February 10, 2025, as amended by the amendment thereto filed on Form N-CSR/A, filed with the SEC on May 22, 2025 (the “Annual Report”);

●	the Fund’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on April 23, 2025 (the “Proxy Statement”); and

●	the Fund’s description of Common Shares contained in its Registration Statement on Form 8-A (File No. 001-3659) filed with the SEC on September 21, 2012.

To obtain copies of these filings, see “Where You Can Find More Information.”

4

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, any accompanying Prospectus Supplement and the Statement of Additional Information, including documents incorporated by reference herein or therein, (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus and any accompanying Prospectus Supplement and the Statement of Additional Information, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward looking statements, although some forward looking statements may be expressed differently. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial, petroleum and other markets, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in this Prospectus and to be discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of this Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus are made as of the date of this Prospectus. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of this Prospectus. The Fund urges you to review carefully this section for a more detailed discussion of the risks of an investment in the Fund’s securities.

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PROSPECTUS SUMMARY

This is only a summary of information contained elsewhere in this prospectus (the “Prospectus”). This summary does not contain all of the information that you should consider before investing in the Fund’s securities. In particular, you should carefully read the more detailed information contained in this Prospectus and the statement of additional information, dated July 9, 2025 (the “SAI”), especially the information set forth under the heading “Risks.”

The Fund	NXG NextGen Infrastructure Income Fund is a non-diversified, closed-end management investment company registered under the 1940 Act that commenced investment operations on September 25, 2012. The Fund’s Investment Adviser is Cushing® Asset Management, LP d/b/a NXG Investment Management.
The Offering

The Fund may offer, from time to time, up to $500,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the “Common Shares,” “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Use of Proceeds	Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Prior to the time the proceeds of each offering are fully invested, such proceeds may temporarily be invested in cash, cash equivalents, or in debt securities that are rated AA or higher. Income received by the Fund from such temporary investments would likely be less than returns sought pursuant to the Fund’s investment objective and policies. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to holders of Common Shares (“Common Shareholders”).
Investment Objective	The Fund’s investment objective is to seek a high total return with an emphasis on current income. There can be no assurance that the Fund’s investment objective will be achieved.
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Principal Investment Policies

The Fund pursues its investment objective by investing, under normal market conditions, at least 80% of its Managed Assets (as defined in this Prospectus), in a portfolio of equity and debt securities of infrastructure companies, including energy infrastructure companies, industrial infrastructure companies, sustainable infrastructure companies and technology and communication infrastructure companies (the “80% policy”).

The infrastructure investment landscape is rapidly evolving due to technological advancement. While some energy and industrial infrastructure companies (sometimes referred to as “traditional” infrastructure companies) are now in their maturity phase, many traditional infrastructure companies have become leaders in implementing technological innovations. The Fund’s next generation focus within the infrastructure investment landscape consists of these innovative infrastructure companies along with sustainable infrastructure companies and technology and communication infrastructure companies. Similar to traditional infrastructure assets, which provide the underlying foundation of basic services, facilities and institutions and are often said to form the “backbone” of the economy, technology and communication infrastructure assets provide the underlying foundation of the data that drives the modern knowledge economy.

The Fund considers an infrastructure company to be any company that has at least 50% of its assets, income, revenue, sales or profits committed to or derived from the ownership, operation, management, construction or development of infrastructure assets, servicing of infrastructure assets (which is the provision of products, personnel, resources, equipment, logistics, processes and technical and operational activities that support the development, operation and maintenance of infrastructure assets over their lifecycles) or financing of infrastructure assets (which is lending, leasing or providing debt, capital, financial solutions or financial advisory services directly to infrastructure projects or operating companies). Infrastructure assets include energy and industrial infrastructure assets, sustainable infrastructure assets and technology and communication infrastructure assets. Energy and industrial infrastructure assets are physical structures, networks and systems of transportation, energy, water and sewage, security and communications. Examples of energy and industrial infrastructure assets include toll roads, bridges, and tunnels; airports, seaports, railroads, electricity transmission, and distribution lines; facilities used in gathering, treating, processing, fractionation, transportation and storage of hydrocarbon products; water and sewage treatment facilities and distribution pipelines; communication towers, cables, and satellites; and security systems related to the foregoing assets. Sustainable infrastructure assets include renewable energy infrastructure assets such as power generation from renewable and other clean energy sources, including utility scale and distributed solar power, wind, hydroelectric and geothermal power, renewable energy storage and electric vehicle charging networks, as well as waste collection and recycling, water purification and desalinization. Technology and communication infrastructure assets consist of assets, systems and technologies that collect, enable, analyze, optimize, automate, transmit and secure the data that allows businesses and other organizations to operate. Examples of technology and communications infrastructure assets include: data centers, cloud, hosting, and database systems, transactional and financial backend systems, customer relationship management systems, smart city technologies, network security and cybersecurity, automation systems, human resource and workforce management and industry specific infrastructure software. Examples of companies engaged in the servicing of infrastructure assets include engineering and construction firms, oilfield and grid services providers, and specialized contractors that support energy, industrial, sustainable, and technology infrastructure assets. Examples of companies engaged in the financing of infrastructure assets include commercial banks, publicly listed leasing and specialty finance companies, structured credit firms, infrastructure-focused REITs and financial service firms focused specifically on structuring and executing capital raises, project finance transactions, or mergers and acquisitions for infrastructure projects or operating companies.

The Fund invests at least 25% of its assets in companies operating in industry or group of industries that make up the energy sector. As a result, the Fund is concentrated in the energy sector. The Fund invests no more than 25% of its Managed Assets in securities of energy MLPs that are “qualified publicly traded partnerships” under the Internal Revenue Code of 1986, as amended (the “Code”).

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The Fund generally seeks to invest in no more than 10% of its Managed Assets in any one issue and no more than 20% of Managed Assets in any one issuer, in each case, determined at the time of investment. For purposes of this limit with respect to an investment in an MLP, an “issuer” includes both an issuer and its controlling general partner, managing member or sponsor, and an “issue” is a class of an issuer’s securities or a derivative security that tracks that class of securities.

The Fund seeks attractive investment opportunities by investing in initial public offerings (“IPOs”) and secondary market issuances, private investment in public equity (“PIPE”) transactions and privately negotiated transactions, including pre-acquisition and pre-IPO equity issuances and investments in private companies.

The Fund invests up to 25% of its Managed Assets in unregistered or otherwise restricted securities, including securities issued by private companies.

The Fund invests, without limitation, in debt securities rated, at the time of investment, at least (i) B3 by Moody’s Investors Service, Inc. (“Moody’s”), (ii) B- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”), or (iii) a comparable rating by another rating agency, and invests no more than 5% of its Managed Assets in debt securities rated below B3 by Moody’s, B- by S&P or Fitch or a comparable rating by another rating agency. Therefore, the Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. Debt securities in which the Fund invests may be of any maturity.

The Fund invests in non-U.S. securities, including securities of issuers in emerging markets.

The Fund invests in issuers of any market capitalization size.

The Fund may seek to hedge risks to the portfolio, including market risk, interest rate risk, currency risk and commodity price risk, as deemed prudent by the Investment Adviser.

The Fund does not invest directly in commodities.

The Fund may, from time to time, seek to enhance total return by writing call options on a portion of the securities held in the Fund’s portfolio (commonly referred to as “covered” call options). As the writer of a covered call option, the Fund receives a premium but forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but retains the risk of loss should the price of the underlying security decline. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited.

8

As used in this Prospectus, “Managed Assets” means the total assets of the Fund, minus all accrued expenses incurred in the normal course of operations other than liabilities or obligations attributable to investment leverage, including, without limitation, investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred shares or other similar preference securities and/or (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective and policies. Solely for purposes of the Fund’s 80% policy, “Managed Assets” means net assets, plus the amount of any borrowings for investment purposes.

The Fund’s investment objective and percentage parameters, including its 80% policy, are not fundamental policies of the Fund and may be changed without shareholder approval. Shareholders, however, will be notified in writing of any change of the 80% policy at least 60 days prior to effecting any such change.

Tax Treatment of the Fund	The Fund has elected to be treated as, and intends to continue to qualify as, a RIC for U.S. federal income tax purposes. In order to qualify as a RIC, the Fund must, among other things, satisfy income, asset diversification and distribution requirements. As long as it so qualifies, the Fund will generally not be subject to U.S. federal income tax to the extent that it distributes annually its taxable income and gains. There can be no assurance that the Fund will qualify as a RIC for any given year. See “U.S. Federal Income Tax Considerations.”
Investment Adviser	The Fund’s investments are managed by its Investment Adviser, Cushing® Asset Management, LP d/b/a NXG Investment Management, whose principal business address is One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206. The Investment Adviser is a majority-owned investment advisory subsidiary of Swank Capital, LLC, a Texas limited liability company wholly owned by Jerry V. Swank, the founder of the Adviser. Certain employees of the Investment Adviser also own an interest in the Investment Adviser through NXG Cushing, LLC, a Texas limited liability company owned by such employees. The Investment Adviser was founded in 2003 and serves as investment adviser to registered and unregistered funds. As of December 31, 2024, the Investment Adviser managed approximately $1.3 billion in assets.
Distributions	The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.
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The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.

In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2024, the Fund’s distributions were comprised of approximately 10% ordinary income and 90% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares.

Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.

See “Distributions.”

Dividend Reinvestment Plan	Shareholders will automatically have all distributions (including capital gain distributions and return of capital distributions) reinvested in Common Shares issued by the Fund or Common Shares of the Fund purchased on the open market in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. Common Shareholders who receive distributions in the form of additional Common Shares will be subject to the same U.S. federal income tax consequences as Common Shareholders who elect to receive their distributions in cash. See “Dividend Reinvestment Plan.”
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Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXG.” As of June 6, 2025, the net asset value of the Fund’s Common Shares was $ 47.71 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $ 48.99 per Common Share, representing a premium to net asset value of 2.68%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.
Special Risk Considerations

Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment.

See “Risks.”

Other Service Providers

Under a transfer agent servicing agreement between U.S. Bancorp Global Fund Services and the Fund, U.S. Bancorp Global Fund Services serves as the Fund’s transfer agent, registrar and distribution disbursing agent.

U.S. Bancorp Global Fund Services (the “Administrator”) provides the Fund with administrative services. The Administrator also performs fund accounting.

U.S. Bank National Association serves as the custodian of the Fund’s securities and other assets.

11

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that common shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of November 30, 2024 (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of common shares, would bear directly or indirectly.

Shareholder transaction expenses
Sales load (as a percentage of estimated offering price)	–%(1)
Offering expenses borne by the Fund (as a percentage of estimated offering price)	–% (1)
Dividend reinvestment Plan fees	$15.00(2)

Annual Expenses	Percentage of Net Assets Attributable to Common Shares(3)
Management fees(4)	1.64%
Interest payments on borrowed funds(5)	1.64%
Other expenses(6)	0.69%
Total annual expenses (before fee waiver)(7)	3.97%
Fee waiver(7)	(0.33)%
Net annual expenses (after fee waiver)(7)	3.65%

(1)	If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. In addition, participants who request a sale of shares through the Plan Agent are subject to a $15.00 per transaction sales fee and pay a brokerage commission of $0.12 per share sold. The Fund’s transfer agent serves as Plan Agent. Fees paid by the Fund to the transfer agent are included in “Other Expenses” below, which are ultimately borne by Common Shareholders. For additional information, see “Dividend Reinvestment Plan.”

(3)	Based upon net assets attributable to common shares as of November 30, 2024.

(4)	The Fund pays the Investment Adviser an annual fee, payable monthly, in an amount equal to 1.25% of the Fund’s average weekly Managed Assets. The fee shown above is based upon outstanding leverage of 23.67% of the Fund’s Managed Assets (or 30.80% of the Fund’s net assets attributable to common shares). If leverage of more than 23.67% of the Fund’s Managed Assets (or 30.80% of the Fund’s net assets attributable to common shares) is used, the management fees, as a percentage of net assets attributable to common shares would be higher than as shown above.

(5)	Based upon the Fund’s outstanding borrowings as of November 30, 2024 of $54,810,000 million and the interest rate as of November 30, 2024, of 5.33%.

(6)	“Other expenses” are estimated based upon those incurred during the fiscal period ended November 30, 2024. Other expenses do not include expense related to realized or unrealized investment gains or losses.

(7)	The Investment Adviser has contractually agreed to waive a portion of the management fee in the amount equal to 0.25% of the Fund’s Managed Assets through the later of June 1, 2026 or 12 months after the date of effectiveness of the Registration Statement of which this Prospectus is a part. Prior to the termination date, the waiver agreement may be modified, waived or terminated only with the consent of the Board of Trustees.

EXAMPLE

As required by relevant SEC regulations, the following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 3.65% of net assets attributable to Common Shares in Year 1 and thereafter 3.97% of net assets attributable to Common Shares and (4) a 5.00% annual return*:

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	1 Year	3 Years	5 Years	10 Years
Total expenses incurred	$40	$121	$204	$418

*	The example should not be considered a representation of future expenses or returns. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

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FINANCIAL HIGHLIGHTS

The financial highlights for the past five fiscal years are derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, whose report on such financial statements, together with the financial statements of the Fund, and are incorporated herein by reference to the Annual Report.

	Fiscal Year Ended November 30, 2019(1)		Fiscal Year Ended November 30, 2018(1)		Fiscal Year Ended November 30, 2017(1)	Fiscal Year Ended November 30, 2016(1)	Fiscal Year Ended November 30, 2015(1)
Per Common Share Data(2)
Net Asset Value, beginning of fiscal year	$70.12		$79.88		$77.68	$78.32	$103.12
Income from Investment Operations:
Net investment loss	0.24		(3.60)		(0.44)	(0.04)	2.32
Net realized and unrealized gain (loss) on investments	(1.80)		5.28		9.20	5.96	(20.56)
Total increase (decrease) from investment operations	(1.56)		1.68		8.76	5.92	(18.24)
Less Distributions and Dividends to Common Stockholders:
Net investment income	(1.28)		(0.76)		(1.72)	(2.16)	(2.04)
Return of capital	(2.60)		(0.96)		(4.84)	(4.40)	(4.52)
Total distributions and dividends to common stockholders	(6.56)		(6.56)		(6.56)	(6.56)	(6.56)
Capital Share Transactions:
Premiums less underwriting discounts and offering costs on issuance of common shares	(3.72	)(4)	(4.88	)(3)	--	--	--
Net Asset Value, end of fiscal year	$58.28		$70.12		$79.88	$77.68	$78.32
Per common share fair value, end of fiscal year	$50.27		$64.68		$75.32	$69.96	$63.00
Total Investment Return Based on Fair Value(5)	12.231%		(6.04)%		17.70%	24.19%	(27.15)%
Supplemental Data and Ratios
Net assets applicable to common stockholders, end of fiscal year (000’s)	$151,639		$136,843		$116,908	$117,569	$118,568
Ratio of expenses (including current and deferred income tax benefit/expense) to average net assets before waiver(6)	2.39%		2.77%		2.49%	1.99%	1.95%
Ratio of net investment income (loss) to average net assets before waiver(6)	2.26%		1.94%		2.04%	3.43%	2.53%
Ratio of net investment income (loss) to average net assets after waiver(6)	2.26%		1.94%		2.04%	3.43%	2.53%
Portfolio turnover rate	59.32%		74.00%		96.21%	226.71%	101.17%
Total borrowings outstanding (in thousands)	$--		$42,156		$22,956	$10,456	$7,321
Asset coverage per $1,000 of indebtedness(7)	$--		$4,246		$6,093	$12,244	$17,196

(8)	Per share data adjusted for 1:4 reverse stock split completed as of June 12, 2020.

(9)	Information presented relates to a share of common stock outstanding for the entire fiscal year.

(10)	Represents the share impact related to a rights offering, which was completed on March 22, 2018.

(11)	Represents the share impact related to a rights offering, which was completed on July 18, 2019.

(12)	The calculation assumes reinvestment of dividends at actual prices pursuant to the Fund’s dividend reinvestment plan. Total investment return does not reflect brokerage commissions.

(13)	The ratio of expenses to average net assets before waiver was 4.49%, 3.22%, 2.59%, 2.16%, 2.39%, 2.77%, 2.49%, 1.99%, 1.95% and 1.96% for the fiscal years ended November 30, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014 respectively.

(14)	Calculated by subtracting the Fund’s total liabilities (not including borrowings) from the Fund’s total assets and dividing by the total borrowings.
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SENIOR SECURITIES

The following table sets forth information about the Fund’s outstanding senior securities as of the end of each of the last ten fiscal years. The information in this table for the fiscal years ended November 30, 2024, November 30, 2023, November 30, 2022, November 30, 2021 and November 30, 2020 is derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, whose report on such financial statements, together with the financial statements of the Fund, are included in the Fund’s Annual Report and are incorporated by reference herein.

Fiscal Period Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $1,000 of Principal Amount
November 30, 2024	Borrowings	$54,810,000	$4,247
November 30, 2023	Borrowings	$36,810,000	$3,817
November 30, 2022	Borrowings	$41,410,000	$4,440
November 30, 2021	Borrowings	$56,410,000	$3,456
November 30, 2020	Borrowings	$18,310,000	$7,518
November 30, 2019	Borrowings	--	--
November 30, 2018	Borrowings	$42,156,007	$4,246
November 30, 2017	Borrowings	$22,956,007	$6,093
November 30, 2016	Borrowings	$10,456,007	$12,244
November 30, 2015	Borrowings	$7,321,000	$17,196

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THE FUND

The NextGen Infrastructure Income Fund (the “Fund”) was formed as a Delaware statutory trust on November 17, 2010 and is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 Act (the “1940 Act”). The Fund commenced investment operations on September 25, 2012. The Fund’s principal office is located at One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Prior to the time the proceeds of each offering are fully invested, such proceeds may temporarily be invested in cash, cash equivalents, or in debt securities that are rated AA or higher. Income received by the Fund from such temporary investments would likely be less than returns sought pursuant to the Fund’s investment objective and policies. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

MARKET AND NET ASSET VALUE INFORMATION

The information contained under the heading “Additional Information (Unaudited)—Market and Net Asset Value Information” in the Fund’s Annual Report is incorporated herein by reference, as supplemented by the following information:

	Market Price		Corresponding Net Asset Value Per Common Share		Corresponding Premium/(Discount) as a Percentage of Net Asset Value
Fiscal Quarter Ended	High	Low	High	Low	High	Low
February 28, 2025	$53.23	$40.72	$50.04	$44.19	6.36%	-7.85%
May 31, 2025	$49.42	$37.99	$46.65	$37.57	5.94%	1.12%

INVESTMENT OBJECTIVE AND POLICIES

The information contained under the heading “Additional Information (Unaudited)—Investment Objective and Policies” in the Fund’s Annual Report is incorporated herein by reference and is supplemented by the following information:

The Fund considers an infrastructure company to be any company that has at least 50% of its assets, income, revenue, sales or profits committed to or derived from the ownership, operation, management, construction or development of infrastructure assets, servicing of infrastructure assets (which is the provision of products, personnel, resources, equipment, logistics, processes and technical and operational activities that support the development, operation and maintenance of infrastructure assets over their lifecycles) or financing of infrastructure assets (which is lending, leasing or providing debt, capital, financial solutions or financial advisory services directly to infrastructure projects or operating companies). Infrastructure assets include energy and industrial infrastructure assets, sustainable infrastructure assets and technology and communication infrastructure assets. Energy and industrial infrastructure assets are physical structures, networks and systems of transportation, energy, water and sewage, security and communications. Examples of energy and industrial infrastructure assets include toll roads, bridges, and tunnels; airports, seaports, railroads, electricity transmission, and distribution lines; facilities used in gathering, treating, processing, fractionation, transportation and storage of hydrocarbon products; water and sewage treatment facilities and distribution pipelines; communication towers, cables, and satellites; and security systems related to the foregoing assets. Sustainable infrastructure assets include renewable energy infrastructure assets such as power generation from renewable and other clean energy sources, including utility scale and distributed solar power, wind, hydroelectric and geothermal power, renewable energy storage and electric vehicle charging networks, as well as waste collection and recycling, water purification and desalinization. Technology and communication infrastructure assets consist of assets, systems and technologies that collect, enable, analyze, optimize, automate, transmit and secure the data that allows businesses and other organizations to operate. Examples of technology and communications infrastructure assets include: data centers, cloud, hosting, and database systems, transactional and financial backend systems, customer relationship management systems, smart city technologies, network security and cybersecurity, automation systems, human resource and workforce management and industry specific infrastructure software. Examples of companies engaged in the servicing of infrastructure assets, include engineering and construction firms, oilfield and grid services providers, and specialized contractors that support energy, industrial, sustainable, and technology infrastructure assets. Examples of companies engaged in the financing of infrastructure assets include commercial banks, publicly listed leasing and specialty finance companies, structured credit firms, infrastructure-focused REITs and financial service firms focused specifically on structuring and executing capital raises, project finance transactions, or mergers and acquisitions for infrastructure projects or operating companies.

Illiquid Securities. As part of the Fund’s principal investment policies, the Fund may invest in illiquid securities.

THE FUND’S INVESTMENTS

The information contained under the heading “Additional Information (Unaudited)—The Fund’s Investments” in the Fund’s Annual Report is incorporated herein by reference.

USE OF LEVERAGE

The information contained under the heading “Additional Information (Unaudited)—The Fund’s Investments—Use of Leverage” in the Fund’s Annual Report is incorporated herein by reference and is supplemented by the following information:

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Effects of Leverage

As of November 30, 2024, the Fund had outstanding indebtedness of approximately $54.8 million, which represented 23.51% of the Fund’s Managed Assets (or approximately 30.80% of its net assets attributable to the Fund’s common shares). The interest rate charged on such indebtedness as of November 30, 2024 was 5.33%. Assuming that the Fund’s leverage costs remain as described above, then the incremental income generated by the Fund’s portfolio (net of estimated expenses including expenses related to the leverage) must exceed approximately 1.64% to cover such interest specifically related to the borrowing. These numbers are merely estimates used for illustration. Actual interest rates may vary frequently and in the future may be significantly higher or lower than the rate estimated above.

The following table is designed to assist the investor in understanding the effects of leverage by illustrating the effect on the return to a holder of the Fund’s common shares of leverage in the amount of approximately 23.51% of the Fund’s Managed Assets and an interest rate of 5.33% payable on such leverage (the interest rate on the Fund's outstanding leverage as of November 30, 2024), assuming hypothetical annual returns of the Fund’s portfolio of minus 10% to plus 10%. As the table shows, leverage generally increases the return to holders of common shares when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed portfolio total return (net of expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Share total return	-17.67%	-10.17%	-2.67%	4.83%	12.33%

Common share total return is composed of two elements: distributions on common shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying distributions or interest on its outstanding leverage) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0%, the Fund must assume that the distributions it receives on its investments are entirely offset by losses in the value of those securities.

During the time in which the Fund is utilizing leverage, the amount of the fees paid to the Investment Adviser for investment advisory services will be higher than if the Fund did not utilize such leverage because the fees paid will be calculated based on the Fund’s Managed Assets, which may create a conflict of interest between the Investment Adviser and the common shareholders. Because the Fund’s leverage costs will be borne by the Fund at a specified rate, only the Fund’s common shareholders will bear the cost associated with such leverage.

RISKS

Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risks associated with such offering.

The information contained under the heading “Additional Information (Unaudited)—Risks” in the Fund’s Annual Report is incorporated herein by reference.

Additional risk factors associated with offerings pursuant to this Prospectus include:

Recent Economic Developments Risks

There have recently been significant changes to U.S. trade policies, treaties and tariffs, and in the future there may be additional significant changes. These and any future developments, and continued uncertainty surrounding trade policies, treaties and tariffs, may have a material adverse effect on global economic conditions, inflation and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict the Fund’s portfolio companies’ access to suppliers or customers, increase their supply-chain costs and expenses and could have material adverse effects on the Fund’s business, financial condition and results of operations.

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Risks Associated with Offerings of Additional Common Shares

The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below net asset value per share pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate net asset value per Common Share because the sale price will be less than the Fund’s then-current net asset value per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current net asset value per Common Share, shareholders would experience a dilution of the aggregate net asset value per Common Share. This dilution will be experienced by all shareholders, irrespective of whether they purchase Common Shares in any such offering. See “Description of Shares—Common Shares—Issuance of Additional Common Shares.”

Additional Risks of Rights

There are additional risks associated with an offering of Rights. Shareholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Fund’s Common Shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate net asset value of such shareholder’s Common Shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the net asset value per share of such shareholder’s Common Shares whether or not the shareholder participates in such an offering. Such a reduction in net asset value per share may have the effect of reducing the market price of the Common Share. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s Rights because the Fund does not know what the net asset value per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current net asset value per Common Share at the expiration of a rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such shareholders participate in the Rights offering and (ii) the Fund’s net asset value per Common Share is above or below the subscription price on the expiration date of the Rights offering. In addition to the economic dilution described above, if a Common Shareholder does not exercise all of their rights, the Common Shareholder will incur voting dilution as a result of this rights offering. This voting dilution will occur because the Common Shareholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the rights offering. There is a risk that changes in market conditions may result in the underlying Common Shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. If investors exercise only a portion of the rights, the number of Common Shares issued may be reduced, and the Common Shares may trade at less favorable prices than larger offerings for similar securities. Subscription rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable rights offering, Common Shareholders who do not wish to exercise their rights will be unable to sell their rights. In a transferrable rights offering, the Fund will use its best efforts to ensure an adequate trading market for the rights; however, investors may find that there is no market to sell rights they do not wish to exercise.

Anti-Takeover Provisions in the Fund’s Agreement and Declaration of Trust and By-Laws

The Fund’s Amended and Restated Agreement and Declaration of Trust, as amended (the “Declaration of Trust”), and By-Laws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Trustees. For example, the Declaration of Trust limits the ability of persons to beneficially own (within the meaning of Section 382 of the Code) more than 4.99% of the outstanding Common Shares of the Fund. This restriction was adopted in order to reduce the risk of the Fund undergoing an “ownership change” within the meaning of Section 382 of the Code, which would limit the Fund’s ability to use a capital loss carryforward and certain unrealized losses (if such tax attributes exist). See “Anti-Takeover Provisions in the Declaration of Trust” and “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws.”

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In addition, as a Delaware statutory trust, the Fund is subject to the control share acquisition statute (the “Control Share Statute”) contained in Subchapter III of the Delaware Statutory Trust Act (the “DSTA”), which became automatically applicable to listed closed-end funds, such as the Fund, upon its effective date of August 1, 2022 (the “Effective Date”). The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. See “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws—Delaware Control Share Statute.”

The ownership restrictions set forth in the Declaration of Trust and the limitations of the Control Share Statute could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund and may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

MANAGEMENT OF THE FUND

The information contained under the heading “Additional Information (Unaudited)—Management of the Fund” in the Fund’s Annual Report is incorporated herein by reference, as supplemented by the following information:

The Investment Adviser has experience managing registered investment companies, unregistered investment funds and separately managed accounts since 2007 that invest in US and non-U.S, securities.

NET ASSET VALUE

The Fund will determine the net asset value of its common shares as of the close of regular session trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day on which there is a regular trading session on the NYSE. The Fund calculates net asset value per common share by subtracting liabilities (including accrued expenses or distributions) from the total assets of the Fund (the value of the securities plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of outstanding common shares of the Fund.

The Board of Trustees has designated the Investment Adviser as the “valuation designee” for the Fund pursuant to Rule 2a-5 under the 1940 Act. The valuation designee is responsible for making fair value determinations pursuant to valuation policies and procedures adopted by the Investment Adviser and the Fund (the “Valuation Policy”). A committee of voting members comprised of senior personnel of the Investment Adviser considers various pricing issues and establishes fair valuations of portfolio securities and other instruments held by the Fund in accordance with the Valuation Policy (the “Valuation Committee”). The Investment Adviser as valuation designee is subject to monitoring and oversight by the Board of Trustees. As a general principle, the fair value of a portfolio instrument is the amount that an owner might reasonably expect to receive upon the instrument’s current sale. A range of factors and analysis may be considered when determining fair value, including relevant market data, interest rates, credit considerations and/or issuer specific news. The Valuation Committee may consult with and receive input from third parties and will utilize a variety of market data including yields or prices of investments of comparable quality, type of issue, coupon, maturity, rating, indications of value from security dealers, evaluations of anticipated cash flows or collateral, spread over U.S. Treasury obligations, and other information and analysis. In addition, the Valuation Committee may consider valuations provided by valuation firms retained to assist in the valuation of certain of the Fund’s investments. Fair valuation involves subjective judgments. While the Fund’s use of fair valuation is intended to result in calculation of net asset value that fairly reflects values of the Fund’s portfolio securities as of the time of pricing, the Fund cannot guarantee that any fair valuation will, in fact, approximate the amount the Fund would actually realize upon the sale of the securities in question. It is possible that the fair value determined for a portfolio instrument may be materially different from the value that could be realized upon the sale of that instrument.

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The valuation designee uses the following valuation methods to determine fair value as either fair value for investments for which market quotations are available, or if not available, the fair value, as determined in good faith pursuant to the Valuation Policy. The valuation of the portfolio securities of the Fund currently includes the following processes:

●	The market value of each security listed or traded on any recognized securities exchange or automated quotation system will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded except those listed on the NASDAQ Global Market®, NASDAQ Global Select Market® and the NASDAQ Capital Market® exchanges (collectively, “NASDAQ”). Securities traded on NASDAQ will be valued at the NASDAQ Official Closing Price (“NOCP”). If no sale is reported on that date, the security will be valued at the last reported bid price. If the Valuation Committee (the “Committee”) determines that price is not representative of the actual market price, the Committee may determine the fair value of the security.

●	Securities not traded on a U.S. exchange or NASDAQ and foreign securities that are traded on foreign exchanges whose operations are similar to the U.S. over-the-counter market will be valued at prices supplied by a pricing service. If the Committee determines that price is not representative of the actual market price, the Committee may determine the fair value of the security.

●	Debt securities will be valued based on evaluated mean prices by an outside pricing service that employs a pricing model that takes into account bids, yield spreads, and/or other market data and specific security characteristics (e.g., credit quality, maturity and coupon rate). If a price cannot be obtained from pricing services, quotes from market makers or brokers may be used. When possible, more than one market maker or broker should be utilized and the mean of bid and ask prices should be used.

●	Private Placements in Public Entities (“PIPES”) will be valued using the price of the publicly traded common stock as a baseline, deducting the discount realized on the original purchase and amortizing the difference over the restricted period.

●	Listed options on debt or equity securities are valued at the last sale price or, if there are no trades for the day, the mean of the closing bid price and ask price. Unlisted options on debt or equity securities are valued based upon their composite bid prices if held long, or their composite ask prices if held short. Futures are valued at the settlement price. Premiums for the sale of options written by an investment company registered under the 1940 Act (a “Registered Fund”) will be included in the assets of such Registered Fund, and the market value of such options will be included as a liability.

●	stated in foreign currency are as of the close of regular trading on the Exchange each day the Exchange is open for trading (or earlier as may be specified by the Registered Fund) and translated into U.S. dollar equivalents at the current prevailing market rates as quoted by a pricing service.

●	Foreign securities are valued using “fair value factors”. Fair value factors consider daily trade activity and price changes for depositary receipts, exchange-traded funds, index futures, foreign currency exchange activity, or other relevant market data.

●	Over-the-counter options on foreign securities and currencies are fair valued by obtaining the “last available bid” from a single dealer that is either the writer or purchaser of the option.

●	Swaps will be valued using market-based prices provided by pricing services or broker-dealer bid counterparty quotations.

Whenever trading in a listed security held in a portfolio is temporarily suspended, halted or delisted from an exchange, the security may be priced using the last closing price for a period of up to 5 business days. The Committee will continue to monitor the security during this period and, if there is a belief that the last closing price does not reflect the fair value of such security, then the value of such security will be determined by the Committee based on factors the Committee deems relevant. Whenever any such valuation determination is made, the Committee will monitor the market and other sources of information available to it in order to ascertain whether any change in circumstance would suggest a change in the value so determined.

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DISTRIBUTIONS

The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.

In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2024, the Fund’s distributions were comprised of approximately 10% ordinary income and 90% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income.

Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding Indebtedness or preferred shares and the asset coverage requirements of the 1940 Act.

DIVIDEND REINVESTMENT PLAN

The information contained under the heading “Additional Information (Unaudited)—Management of the Fund—Distribution and Dividend Reinvestment Plan” in the Fund’s Annual Report is incorporated herein by reference.

DESCRIPTION OF SHARES

The following is a brief description of the terms of the securities which may be issued by the Fund. This description does not purport to be complete and is qualified by reference to the Fund’s governing documents. The Fund is a statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust dated November 17, 2010, as filed with the State of Delaware on November 17, 2010 and as amended through the date hereof.

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Common Shares

The Fund is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $0.001 per share. Each Common Share has one vote. Pursuant to the Declaration of Trust, when issued and paid for in accordance with the terms of this offering, the Common Shares will be fully paid and non-assessable. The Declaration of Trust provides that the Board of Trustees will have the power to cause shareholders to pay expenses of the Fund by setting off charges due from shareholders from declared but unpaid distributions owed the shareholders and/or by reducing the number of Common Shares owned by each respective shareholder. No expenses have been paid or are being paid pursuant to such provision, and the Board of Trustees has no intention to cause expenses to be paid pursuant to such provision, which in any event may only be utilized to the extent permitted by the 1940 Act.

The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing. All Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will furnish annual and semi-annual reports, including financial statements, to all holders of its shares.

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional Common Shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Shares of closed-end funds frequently trade on an exchange at prices lower than net asset value. Because the market value of the Common Shares may be influenced by such factors as distribution levels (which are in turn affected by expenses), distribution stability, net asset value, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that Common Shares will trade at a price equal to or higher than net asset value in the future. The Common Shares are designed primarily for long-term investors, and you should not purchase the Common Shares if you intend to sell them soon after purchase.

Issuance of Additional Common Shares

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained, the Fund may not sell Common Shares at a price below net asset value. Because the Fund’s advisory fee is based upon average Managed Assets, the Investment Adviser’s interest in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Fund and its Common Shareholders.

The Fund will not sell Common Shares at a price below its net asset value per Common Share (including with shareholder approval or pursuant to rights to purchase Common Shares) under this Prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to the Fund’s net asset value per share from offerings under the registration statement exceeds 15%.

Subscription Rights to Purchase Common Shares

The Fund may issue subscription rights to holders of Common Shares to purchase Common Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement and/or subscription certificate relating to such subscription rights. The Fund may only conduct a subscription rights offering to the extent that the Board of Trustees makes a good faith determination that the offering would result in a net benefit to existing shareholders.

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The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each Common Share;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such subscription rights offering;

●	the expected trading market, if any, for rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the Common Shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement

Transferable Rights Offering

Subscription rights issued by the Fund may be transferrable. The terms of a transferrable rights offering will fully protect shareholders’ preemptive rights, if any, and will not discriminate among shareholders (except for the possible de minimis effect of not issuing fractional rights). The distribution to Common Shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating Common Shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, Fund management will use its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering, the subscription ratio will not be less than 1-for-3, that is the holders of Common Shares of record on the record date of the rights offering will receive one right for each outstanding Common Share owned on the record date and the rights will entitle their holders to purchase one new Common Share for every three rights held (provided that any Common Shareholder who owns fewer than three Common Shares as of the record date may subscribe for one full Common Share). Assuming the exercise of all rights, such a rights offering would result in an approximately 331⁄3% increase in the Fund’s Common Shares outstanding.

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Preferred Shares

The Declaration of Trust provides that the Board of Trustees may authorize and issue preferred shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without the approval of the holders of the Common Shares. Holders of Common Shares have no preemptive right to purchase any preferred shares that might be issued pursuant to such provision. Whenever preferred shares are outstanding, the holders of Common Shares will not be entitled to receive any distributions from the Fund unless all accrued distributions on preferred shares have been paid, unless asset coverage (as defined in the 1940 Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. If the Board of Trustees determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described below, subject to applicable law and the Declaration of Trust. The Board of Trustees, without the approval of the holders of Common Shares, may authorize an offering of preferred shares or may determine not to authorize such an offering and may fix the terms of the preferred shares to be offered. As of the date of this Prospectus, the Fund has not issued any preferred shares and has no current expectation to issue preferred shares in the next 12 months.

Distributions

Holders of preferred shares will be entitled to receive cash distributions, when, as and if authorized by the Board of Trustees and declared by the Fund, out of funds legally available therefor. The Prospectus Supplement for any offering of preferred shares will describe the distributions payment provisions for those shares. Distributions so declared and payable shall be paid to the extent permitted under Delaware law and to the extent available and in preference to and priority over any distribution declared and payable on the Common Shares.

Limitations on Distributions

So long as the Fund has Indebtedness outstanding, holders of preferred shares will not be entitled to receive any distributions unless asset coverage (as defined in the 1940 Act) with respect to outstanding Indebtedness would be at least 300% after giving effect to such distributions.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accrued and unpaid distributions, whether or not declared, before any distribution of assets is made to holders of Common Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights

The 1940 Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two trustees at all times. The remaining trustees will be elected by holders of Common Shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the trustees of the Fund at any time two years of distributions on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (i) adopt any plan of reorganization that would adversely affect the preferred shares, and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification as a closed-end fund or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding.

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Debt Securities

The Board of Trustees (subject to applicable law and the Declaration of Trust) may authorize an offering, without the approval of the holders of either Common Shares or preferred shares, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board of Trustees deems appropriate. The Fund currently does not expect to issue any other classes of shares, or series of shares, except for the Common Shares.

Under Delaware law and the Declaration of Trust, the Board of Trustees may cause the Fund to borrow money, without prior approval of holders of common and preferred shares to the extent permitted by the Fund’s investment restrictions and the 1940 Act. The Fund may issue debt securities or other evidence of Indebtedness (including bank borrowings or commercial paper) and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security Fund assets to the extent permitted by the 1940 Act or rating agency guidelines. Any borrowings will rank senior to the preferred shares and the Common Shares.

Under the 1940 Act, the Fund may only issue one class of senior securities representing Indebtedness.

Limitations

Under the requirements of the 1940 Act the Fund, immediately after any issuance of debt securities, must have “asset coverage” of at least 300% (i.e., for every dollar of Indebtedness outstanding, the Fund is required to have at least three dollars of assets). The issuance of debt securities also may result in the Fund being subject to covenants that may be more stringent than the restrictions imposed by the 1940 Act.

Voting Rights

Debt securities are not expected to have any voting rights, except to the extent required by law or as otherwise provided in any documents governing the debt securities. The 1940 Act does, in certain circumstances, grant to the lenders certain voting rights in the event of default in the payment of interest on or repayment of principal.

Capitalization

The following information regarding the Fund’s authorized shares is as of May 30, 2025:

Title of Class	Amount Authorized	Amount Held by Fund for its own Account	Amount Outstanding Exclusive of Amounts held by Fund
Common Shares of Beneficial Interest	Unlimited	None	4,136,795

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Trustees.

The Board of Trustees is divided into two classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a two-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office (with or without cause) by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

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In addition, the Declaration of Trust requires the favorable vote of a majority of the Fund’s Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of all outstanding classes or series of shares of beneficial interest of the Fund.

The 5% holder transactions subject to these special approval requirements are: the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder; the issuance of any securities of the Fund to any Principal Shareholder for cash, except pursuant to any automatic dividend reinvestment plan; the sale, lease or exchange of any assets of the Fund to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or the sale, lease or exchange to the Fund or any subsidiary of the Fund, in exchange for securities of the Fund, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

The Declaration of Trust limits the ability of persons to beneficially own (within the meaning of Section 382 of the Code) more than 4.99% of the outstanding Common Shares of the Fund and could have an anti-takeover effect on the Fund, which could decrease the Fund’s market price in certain circumstances or limit the ability of certain shareholders to influence the management of the Fund. This restriction was adopted in order to reduce the risk of the Fund undergoing an “ownership change” within the meaning of Section 382 of the Code, which would limit the Fund’s ability to use a capital loss carryforward and certain unrealized losses (if such tax attributes exist).

To convert the Fund to an open-end investment company, the Declaration of Trust requires the favorable vote of a majority of the board of the Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such amendment has been approved by 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end investment company be approved by the shareholders.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Fund will vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Declaration of Trust also provides that the Fund may be dissolved and terminated upon the approval of 75% of the Trustees by written notice to the shareholders.

These provisions could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund. Attempts to obtain control over the Fund could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund. In addition, these provisions may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

In the view of the Board of Trustees, however, these provisions offer several possible advantages, including: (1) requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid for the amount of Common Shares required to obtain control; (2) promoting continuity and stability; and (3) enhancing the Fund’s ability to pursue long-term strategies that are consistent with its investment objective and policies. The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust, on file with the SEC for the full text of these provisions.

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In addition, as a Delaware statutory trust, the Fund is subject to the Control Share Statute contained in Subchapter III of the DSTA, which became automatically applicable to listed closed-end funds, such as the Fund, upon its Effective Date of August 1, 2022. The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. See “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws—Delaware Control Share Statute.”

CERTAIN PROVISIONS OF DELAWARE LAW, THE DECLARATION OF TRUST AND BY-LAWS

Classified Board of Trustees

The Board of Trustees is divided into two classes of trustees serving staggered two-year terms. Upon expiration of their current terms, Trustees of each class will be elected to serve for two-year terms and until their successors are duly elected and qualified or the Fund terminates, and each year one class of Trustees will be elected by the shareholders. A classified board may render a change in control of the Fund or removal of the Fund’s incumbent management more difficult. The Fund believes, however, that the longer time required to elect a majority of a classified Board of Trustees will help to ensure the continuity and stability of its management and policies.

Election of Trustees

The Declaration of Trust provides that the affirmative vote of the holders of a plurality of the outstanding shares entitled to vote in the election of Trustees will be required to elect a Trustee.

Number of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees will be set by the Board of Trustees. The Declaration of Trust provides that a majority of the Fund’s Trustees then in office may at any time increase or decrease the number of Trustees provided there will be at least one Trustee. As soon as any such Trustee has accepted his appointment in writing, the trust estate will vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he will be deemed a Trustee thereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees will occur, until such vacancy is filled as provided, the Trustees in office, regardless of their number, will have all the powers granted to the Trustees and will discharge all the duties imposed upon the Trustees by the Declaration of Trust.

Action by Shareholders

Shareholder action can be taken only at an annual or special meeting of shareholders or by written consent in lieu of a meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

The Fund’s By-Laws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by the Board of Trustees or (3) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting who is entitled to vote at the meeting and who has complied with the advance notice procedures of the By-Laws. With respect to special meetings of shareholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that Trustees will be elected at the meeting, by a shareholder of record both at the time of giving of notice and at the time of the annual meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the By-Laws.

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Calling of Special Meetings of Shareholders

The Fund’s By-Laws provide that special meetings of shareholders may be called at any time by the Chairman, the President or the Trustees of the Fund. By following certain procedures, a special meeting of shareholders will also be called by the Secretary of the Fund upon the written request of the Common Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Additional Provisions of the Declaration of Trust

The Declaration of Trust provides that there shall not be applicable to the Fund, the Fund’s trustees or the Declaration of Trust the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set out or referenced in the Declaration of Trust. Notwithstanding the foregoing, no provision of the Declaration of Trust shall limit, waive or modify the duties of the Fund’s trustees, officers, members of any advisory board, investment adviser or depositor arising under the federal securities laws.

Under the Declaration of Trust and By-Laws, and under Delaware law, the Trustees, officers, employees and certain agents of the Fund are entitled to indemnification under certain circumstances against liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding to which they are made parties by reason of the fact that they are or were such Trustees, officers, employees or agents of the Fund, subject to the limitations of the 1940 Act that prohibit indemnification that would protect such persons against liabilities to the Fund or its shareholders to which they would otherwise be subject by reason of their own bad faith, willful misfeasance, gross negligence or reckless disregard of duties.

Pursuant to the Declaration of Trust, in order to bring a derivative action on behalf of the Fund a shareholder or shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. A demand shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the DSTA). Unless a demand is not required pursuant to the foregoing, shareholders eligible to bring such derivative action who hold at least 10% of the outstanding shares of the Fund must join in the request for the Board Trustees to commence such action and the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. The Fund is aware that it is the view of the Staff of the SEC that the requirement of shareholders holding 10% of the outstanding shares join in a demand request and the requirement that a shareholder making a pre-suit demand undertake to reimburse the Fund for the expense of advisers retained by the Trustees in the event that the Trustees determine not to bring such action do not apply to claims under the federal securities laws.

Delaware Control Share Statute

Because the Fund is organized as a Delaware statutory trust it is subject to the Control Share Statute contained in Subchapter III of the DSTA, which became automatically applicable to listed closed-end funds, such as the Fund, upon its Effective Date of August 1, 2022.

The Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. These thresholds are:

●	10% or more, but less than 15% of all voting power;

●	15% or more, but less than 20% of all voting power;

●	20% or more, but less than 25% of all voting power;

●	25% or more, but less than 30% of all voting power;

●	30% or more, but less than a majority of all voting power; or

●	a majority or more of all voting power.
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Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of Fund shares in the election of Trustees. Whether a voting power threshold is met is determined by aggregating the holdings of the acquirer as well as those of its “associates,” as defined by the Control Share Statute.

Once a threshold is reached, an acquirer has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. Approval by shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of a Fund. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares. Further approval by a Fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level.

The Control Share Statute effectively allows non-interested shareholders to evaluate the intentions and plans of an acquiring person above each threshold level.

Alternatively, the Board of Trustees is permitted, but not obligated, to exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively. The Board of Trustees has considered the Control Share Statute. As of the date hereof, the Board of Trustees has not received notice of the occurrence of a control share acquisition nor has been requested to exempt any acquisition. Therefore, the Board of Trustees has not determined whether the application of the Control Share Statute to an acquisition of Fund shares is in the best interest of the Fund and its shareholders and has not exempted, and has no present intention to exempt, any acquisition or class of acquisitions.

If the Board of Trustees receives a notice of a control share acquisition and/or a request to exempt any acquisition, it will consider whether the application of the Control Share Statute or the granting of such an exemption would be in the best interest of the Fund and its shareholders. The Fund should not be viewed as a vehicle for trading purposes. It is designed primarily for risk-tolerant long-term investors.

The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to the Effective Date. However, such shares will be aggregated with any shares acquired after the Effective Date for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares.

The Control Share Statute requires shareholders to disclose to the Fund any control share acquisition within 10 days of such acquisition and, upon request, to provide any information that the Board of Trustees reasonably believes is necessary or desirable to determine whether a control share acquisition has occurred.

Some uncertainty around the general application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have found that certain control share by-laws adopted by certain closed-end funds and the opting in by certain closed-end funds to state control share statutes violated the 1940 Act. Additionally, in some circumstances uncertainty may also exist in how to enforce the control share restrictions contained in state control share statutes against beneficial owners who hold their shares through financial intermediaries. The Board has considered the Control Share Statute and the uncertainty around the general application under the 1940 Act of state control share statutes and enforcement of state control share statutes. The Board intends to continue to monitor developments relating to the Control Share Statute and state control share statutes generally.

The foregoing is only a summary of certain aspects of the Control Share Statute. Shareholders should consult their own legal counsel to determine the application of the Control Share Statute with respect to their shares of the Fund and any subsequent acquisitions of shares.

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CLOSED-END FUND STRUCTURE

Closed-end funds differ from open-end management investment companies (commonly referred to as “mutual funds”). Closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. In contrast, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Although mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. Accordingly, closed-end funds have greater flexibility than open-end funds to make certain types of investments, including investments in illiquid securities.

Shares of closed-end funds listed for trading on a securities exchange frequently trade at discounts to their net asset value, but in some cases trade at a premium. The market price may be affected by net asset value, distribution levels (which are dependent, in part, on expenses), supply of and demand for the shares, stability of distributions, trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Fund’s Common Shares being greater than, less than or equal to net asset value. The Board of Trustees has reviewed the Fund’s structure in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the Fund’s shareholders. However, the Board of Trustees may periodically review the trading range and activity of the Fund’s shares with respect to their net asset value and may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Fund’s Common Shares at net asset value or the Fund’s possible conversion to an open-end mutual fund. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Fund’s Common Shares trading at a price equal to or close to net asset value per share of its Common Shares.

To convert the Fund to an open-end investment company, the Declaration of Trust requires the favorable vote of a majority of the board of the Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such amendment has been approved by 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end investment company be approved by the shareholders. Following any such conversion, it is possible that certain of the Fund’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity. In the event of conversion, the Fund would be required to redeem any preferred shares then outstanding (requiring in turn that it liquidate a portion of its investment portfolio) and the Common Shares would cease to be listed on the New York Stock Exchange or other national securities exchanges or market systems. Shareholders of an open-end investment company may require the investment company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Fund’s Board of Trustees may at any time propose the Fund’s conversion to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing. However, based on the determination of the Board of Trustees in connection with this initial offering of the Fund’s Common Shares that the closed-end structure is desirable in light of the Fund’s investment objective and policies, it is highly unlikely that the Board of Trustees would vote to convert the Fund to an open-end investment company.

REPURCHASE OF COMMON SHARES

In recognition of the possibility that the Fund’s Common Shares might trade at a discount to net asset value and that any such discount may not be in the interest of the Fund’s Common Shareholders, the Board of Trustees, in consultation with the Investment Adviser, from time to time may, but is not required to, review possible actions to reduce any such discount. The Board of Trustees also may, but is not required to, consider from time to time open market repurchases of and/or tender offers for the Fund’s Common Shares, as well as other potential actions, to seek to reduce any market discount from net asset value that may develop. After any consideration of potential actions to seek to reduce any significant market discount, the Board of Trustees may, subject to its applicable duties and compliance with applicable U.S. state and federal laws, authorize the commencement of a share-repurchase program or tender offer. The size and timing of any such share repurchase program or tender offer will be determined by the Board of Trustees in light of the market discount of the Fund’s Common Shares, trading volume of the Fund’s Common Shares, information presented to the Board of Trustees regarding the potential impact of any such share repurchase program or tender offer, general market and economic conditions and applicable law. There can be no assurance that the Fund will in fact effect repurchases of or tender offers for any of its Common Shares. The Fund may, subject to its investment limitation with respect to borrowings, incur debt to finance such repurchases or a tender offer or for other valid purposes. Interest on any such borrowings would increase the Fund’s expenses and reduce its net income.

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There can be no assurance that repurchases of the Fund’s Common Shares or tender offers, if any, will cause its Common Shares to trade at a price equal to or in excess of their net asset value. Nevertheless, the possibility that a portion of the Fund’s outstanding Common Shares may be the subject of repurchases or tender offers may reduce the spread between market price and net asset value that might otherwise exist. Sellers may be less inclined to accept a significant discount in the sale of their Common Shares if they have a reasonable expectation of being able to receive a price of net asset value for a portion of their Common Shares in conjunction with an announced repurchase program or tender offer for the Fund’s Common Shares.

Although the Board of Trustees believes that repurchases or tender offers generally would have a favorable effect on the market price of the Fund’s Common Shares, the acquisition of Common Shares by the Fund will decrease its total assets and therefore will have the effect of increasing its expense ratio and decreasing the asset coverage with respect to any preferred shares outstanding. Because of the nature of the Fund’s investment objective, policies and portfolio, particularly its investment in illiquid or otherwise restricted securities, it is possible that repurchases of Common Shares or tender offers could interfere with the Fund’s ability to manage its investments in order to seek its investment objective. Further, it is possible that the Fund could experience difficulty in borrowing money or be required to dispose of portfolio securities to consummate repurchases of or tender offers for Common Shares.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of Common Shares of the Fund. A more detailed discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. This discussion is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (“IRS”), possibly with retroactive effect. This discussion does not address any other U.S. federal tax considerations (such as estate, gift, or net investment taxes) or any state, local or non-U.S. tax considerations. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any of the tax aspects set forth below. This discussion assumes that you are taxable as a U.S. person (as defined for U.S. federal income tax purposes) and that you hold Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special provisions of the Code). The discussion set forth herein does not constitute tax advice. Investors are urged to consult their tax advisors to determine the tax consequences to them of investing in the Fund.

Taxation of the Fund

The Fund has elected to be taxed as, and intends to continue to qualify each year for special tax treatment afforded to, a regulated investment company (“RIC”) under Subchapter M of the Code. In order to qualify as a RIC, the Fund must, among other things, satisfy certain income, asset diversification and distribution requirements. As long as it so qualifies, the Fund will generally not be subject to U.S. federal income tax to the extent that it distributes annually its investment company taxable income (which includes ordinary income and the excess of net short-term capital gain over net long-term capital loss) and its “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss). The Fund intends to distribute at least annually substantially all of such income and gain. If the Fund retains any investment company taxable income or net capital gain, it will be subject to U.S. federal income tax on the retained amount at regular corporate tax rates. In addition, if the Fund fails to qualify as a RIC for any taxable year and relief is not available, it will be subject to U.S. federal income tax on all of its income and gains at regular corporate tax rates. The remainder of this discussion assumes the Fund qualifies to be treated as a RIC for U.S. federal income tax purposes.

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Taxation of Common Shareholders

For each taxable year the Fund is treated as a RIC for U.S. federal income tax purposes, distributions paid to you by the Fund from its investment company taxable income are generally taxable to you as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Certain properly reported distributions may, however, qualify (provided that holding period and other requirements are met by both the Fund and the Common Shareholder) (i) for the dividends received deduction in the case of corporate Common Shareholders to the extent that the Fund’s income consists of dividend income from U.S. corporations or (ii) in the case of individual Common Shareholders, as qualified dividend income eligible to be taxed at a reduced maximum rate to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain non-U.S. corporations. There can be no assurance as to what portion of the Fund’s dividends will qualify for the dividends received deduction or for treatment as qualified dividend income.

Distributions made to you from an excess of net long-term capital gain over net short-term capital loss (“capital gain distributions”), including capital gain distributions credited to you but retained by the Fund, are taxable to you as long-term capital gains if they have been properly reported by the Fund, regardless of the length of time you have owned Common Shares. For individuals, long-term capital gains are generally taxed at a reduced maximum rate.

If, for any calendar year, the Fund’s total distributions exceed both the current taxable year’s earnings and profits and accumulated earnings and profits from prior years, the excess will generally be treated as a tax-free return of capital up to the amount of a Common Shareholder’s tax basis in the Common Shares, reducing that basis accordingly. Such distributions exceeding the Common Shareholder’s basis will be treated as gain from the sale or exchange of the Common Shares. When you sell your Common Shares, the amount, if any, by which your sales price exceeds your basis in the Common Shares is gain subject to tax. Because a return of capital reduces your basis in the Common Shares, it will increase the amount of your gain or decrease the amount of your loss when you sell the Common Shares. Generally, after the end of each year, you will be provided with a written notice reporting the amount of ordinary dividend income, capital gain distributions and other distributions (if relevant).

The sale or other disposition of Common Shares will generally result in capital gain or loss to you which will be long-term capital gain or loss if the Common Shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by you (including amounts credited to you as an undistributed capital gain distribution). Any loss realized on a sale or exchange of Common Shares will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of distributions or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date of disposition of Common Shares. In such case, the basis of the Common Shares acquired will be adjusted to reflect the disallowed loss. Present law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, under current law short-term capital gain is taxed at the U.S. federal income tax rates applicable to ordinary income, while long-term capital gain generally is taxed at a reduced maximum U.S. federal income tax rate.

Dividends and other taxable distributions are generally taxable to Common Shareholders when paid. If, however, the Fund pays you a distribution in January that was declared in the previous October, November or December to Common Shareholders of record on a specified date in one of such months, then such distribution will be treated for tax purposes as being paid by the Fund and received by you on December 31 of the year in which the distribution was declared.

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PLAN OF DISTRIBUTION

The Fund may sell up to $500,000,000 in aggregate initial offering price of Common Shares or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

In the case of a Rights offering, the applicable Prospectus Supplement will set forth the number of Common Shares issuable upon the exercise of each right and the other terms of such rights offering.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

●	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

●	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing or maintaining the price of the Common Shares.

●	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

●	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Investment Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

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The underwriters, agents and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

OTHER SERVICE PROVIDERS

U.S. Bancorp Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, has entered into a transfer agent servicing agreement with the Fund. Under this agreement, U.S. Bancorp Global Fund Services serves as the Fund’s transfer agent, registrar and distribution disbursing agent.

U.S. Bank National Association, which is located at 1555 N. RiverCenter Dr., Suite 302, Milwaukee, Wisconsin 53212, acts as custodian of the Fund’s securities and other assets.

U.S. Bancorp Global Fund Services, the Administrator, which is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s administrator pursuant to a fund administration servicing agreement. Pursuant to this agreement, the Administrator provides the Fund with, among other things, compliance oversight, financial reporting oversight and tax reporting. The Administrator acts as the Fund’s fund accountant. The Administrator will assist in the calculation of the Fund’s net asset value. The Administrator will also maintain and keep current the accounts, books, records and other documents relating to the Fund’s financial and portfolio transactions.

LEGAL MATTERS

Certain legal matters will be passed on for the Fund by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, Dallas, Texas, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

PRIVACY POLICY

In order to conduct its business, the Fund collects and maintains certain nonpublic personal information about its shareholders with respect to their transactions in shares of the Fund. This information includes:

●	information the Fund receives from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income and date of birth; and
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●	information about your transactions with the Fund, its affiliates or others, including, but not limited to, your account number and balance, payment history, parties to transactions, cost basis information and other financial information.

The Fund does not disclose any nonpublic personal information about you, the Fund’s other shareholders or the Fund’s former shareholders to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. To protect your personal information internally, the Fund restricts access to nonpublic personal information about the Fund’s shareholders to those employees who need to know that information to provide services to the Fund’s shareholders. The Fund also maintains certain other safeguards to protect your nonpublic personal information.

In the event that you hold shares of the Fund through a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your non-public personal information would be shared with nonaffiliated third parties.

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$500,000,000

The NextGen Infrastructure Income Fund

Common Shares

Subscription Rights for Common Shares

37

NXG NextGen Infrastructure Income Fund

1,930,837

Common Shares

Issuable Upon Exercise of

Transferrable Rights to Subscribe for Common Shares

PROSPECTUS
SUPPLEMENT